                                                                   EXHIBIT 10.21


                             OFFICE LEASE AGREEMENT

--------------------------------------------------------------------------------

         This Lease Agreement (this "Lease") is made this_____ day of________ , between DALLAS MAIN CENTER LIMITED PARTNERSHIP, a Delaware limited partnership (hereinafter called "Landlord"), and AMERICAN PHYSICIAN PARTNERS, INC., a Delaware corporation a (hereinafter called "Tenant"). This Lease consists of this paragraph, the Basic Lease Provisions, the Supplemental Lease Provisions and each exhibit, rider, schedule and addendum attached to the Basic Lease Provisions and Supplemental Lease Provisions. Each capitalized term used, but not defined, in the Supplemental Lease Provisions shall have the meaning assigned to such term in the Basic Lease Provisions.

                             BASIC LEASE PROVISIONS

1.    Building and Property:
      a. The "BUILDING" is the office building and related retail shopping area known as "NATIONSBANK PLAZA" situated on a tract of land in the City and County of Dallas, Texas, bounded by Main, Griffin, Elm and Lamar Streets and which is more particularly described in EXHIBIT A attached hereto, and having a postal address of NationsBank Plaza, 901 Main Street, Dallas, Texas 75202. The "TOWER" includes (i) those floors of the Building above the ground level, (ii) the ground floor of the Building, (iii) the Executive Parking Garage (hereinafter defined), and (iv) the portions of the basement area actually occupied for office or office-related purposes. The "CONCOURSE" is the retail shopping and service portion of the Building.
      b. The "AGREED RENTABLE AREA OF THE BUILDING" is 1,844,608 square feet. The "AGREED RENTABLE AREA OF THE TOWER" is 1,800,773 square feet.
      c. The Building, the Land, the single level underground parking garage beneath the Building (the "EXECUTIVE PARKING GARAGE") and the main parking garage serving the Building and located on the land in the City and County of Dallas, Texas, bounded by Main, Lamar, Commerce and Austin Street (the "PARKING GARAGE" and together with the Executive Parking Garage, the "PARKING FACILITIES"), all other improvements located on the land described in EXHIBIT A and on the land upon which the Parking Garage is located and all appurtenances to the Building, the Parking Facilities and the Land are referred to collectively in this Lease as the "PROPERTY".
2.    Premises:
      a. The "PREMISES" consist of the portion of the portion of the 23rd floor of the Building, as more particularly described on EXHIBIT B attached to the Supplemental Lease Provisions.
      b.   The "AGREED RENTABLE AREA OF THE PREMISES" is 10,475 square feet.

3.    a. Basic Rent (See Article 2, Supplemental Lease Provisions):

           Rate Per Square              Basic                       Basic
           --------------------------------------------------------------------
           Foot of Agreed               Annual                      Monthly
           Rentable Area                Rent                        Rent
           -------------                ----                        ----
           $15.00                       $157,125.00                 $13,093.75

      b. A "MONTHLY ANNIVERSARY OF THE COMMENCEMENT DATE" shall mean the numeric day of any calendar month that is the same numeric day as the Commencement Date. The first "LEASE MONTH" shall commence on the Commencement Date and end on and include the day preceding the first Monthly Anniversary of the Commencement Date. Each other "LEASE MONTH" shall commence on a Monthly Anniversary of the Commencement Date and end on and include the day preceding the next occurring Monthly Anniversary of the Commencement Date. Each "LEASE YEAR" shall be twelve (12) Lease Months, but with

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           the understandings that the first through fifth Lease Years shall commence with the first day of the 1st, 13th, 25th, 37th, and 49th Lease Months, respectively.
      c. The "BASIC ANNUAL RENT" is the Basic Rent payable in respect of each Lease Year. The "BASIC MONTHLY RENT" is the applicable Basic Annual Rent, divided by 12. The Basic Annual Rent and Basic Monthly Rent shall be increased at such time as the Premises are expanded in accordance with the terms of this Lease or by the mutual written agreement of Landlord and Tenant.
4. "LANDLORD'S ANNUAL OPERATING COSTS CONTRIBUTION" shall be equal to per square foot Operating Costs (as defined in the Supplemental Lease Provisions) for the calendar year 1996, MULTIPLIED BY the square feet of Agreed Rentable Area of the Premises.
5. "LANDLORD'S ANNUAL REAL ESTATE TAXES CONTRIBUTION" shall be equal to the per square foot Real Estate Taxes (as defined in the Supplemental Lease Provisions) for the calendar year 1996, MULTIPLIED BY the square feet of Agreed Rentable Area of the Premises.
6. The "TERM" of this Lease shall be equal to five (5) Lease Years and shall commence on the Commencement Date (hereinafter defined); provided, however, if the Commencement Date is a day other than the first day of a calendar month, the Term shall be automatically extended to and shall include the last day of the calendar month in which the last day of the 60th Lease Month occurs and Tenant shall pay Basic Monthly Rent and Additional Rent then in effect.
7. The "COMMENCEMENT DATE" shall be October 12, 1996, but is subject to adjustment as provided in Section 3 of the Work Letter (herein so called) attached to the Supplemental Lease Provisions as EXHIBIT D.
8.    The "EXPIRATION DATE" shall be the last day of the Term.
9.    "SECURITY DEPOSIT":  $13,093.75.
10.   a. "TENANT'S BROKER":  Mohr Partners.
      b. "LANDLORD'S BROKER":  Premisys Real Estate Services, Inc.
11.   "PERMITTED USE:  General Office Purposes Only.
12. All payments shall be sent to Landlord in care of Premisys Real Estate Services, Inc. ("Property Manager") at the address set forth in Item 14 below or such other place as Landlord may designate from time to time. All payments shall be in the form of check, provided that Landlord shall have the right to require a different form of payment if Tenant ever defaults in the payment of rent under this Lease and further provided that payment by check shall not be deemed made if the check is not duly honored with good funds.
13. Parking: Tenant shall have the parking rights set forth in EXHIBIT F, if any, attached to the Supplemental Lease Provisions.
14. Addresses for notices due under this Lease (see Article 14, Supplemental Lease Provisions):


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
         TO TENANT:                           TO LANDLORD FOR PAYMENT OF RENT:

         To the Premises                      DALLAS MAIN CENTER LIMITED PARTNERSHIP
         Attention: Paul Jolas                c/o Premisys Real Estate Services, Inc.

                                              4110 NationsBank Plaza
                                              901 Main Street
                                              Dallas, Texas  75202
                                              Attn:  Accounting Department

                                              TO LANDLORD FOR NOTICES:

                                              DALLAS MAIN CENTER LIMITED PARTNERSHIP
                                              c/o Premisys Real Estate Services, Inc.
                                              4110 NationsBank Plaza
                                              901 Main Street
                                              Dallas, Texas 75202
                                              Attn:  General Manager

                                              WITH A COPY TO:

                                              THE PRUDENTIAL INSURANCE COMPANY OF

                                              AMERICA

                                              One Prudential Plaza, Suite 1300
                                              Chicago, Illinois 60601
                                              Attention:  Vice President of Realty Group

Landlord and Tenant are initialing these Basic Lease Provisions in the appropriate space provided below as an acknowledgment that they are a part of this Lease.


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




                          LIST OF EXHIBITS AND RIDERS

                                       TO

                         SUPPLEMENTAL LEASE PROVISIONS


    Exhibit A              Land Legal Description
    Exhibit B              Floor Plans
    Exhibit C              Operating Costs and Exclusions From Operating Costs
    Exhibit D              Work Letter
    Exhibit E              Acceptance of Premises Memorandum
    Exhibit F              Parking Agreement
    Exhibit G              Rules and Regulations
    Exhibit H              Hazardous Materials
    Exhibit I              Right of First Opportunity


Initial:

Landlord:
           ------------
           September 23, 1996
Tenant:
           ------------

                               TABLE OF CONTENTS

                                      FOR

                         SUPPLEMENTAL LEASE PROVISIONS

Description                                                                                                    Page

ARTICLE 1--TERM AND POSSESSION....................................................................................1
    SECTION 1.1   LEASE OF PREMISES, COMMENCEMENT AND EXPIRATION..................................................1
        1.101   Lease of Premises.................................................................................1
        1.102   Agreed Rentable Area..............................................................................1
        1.103   Initial Term and Commencement.....................................................................1
    SECTION 1.2            INSPECTION AND DELIVERY OF PREMISES, CONSTRUCTION OF
        LEASE SPACE IMPROVEMENTS AND POSSESSION...................................................................1
        1.201   Delivery..........................................................................................1
        1.202   Tenant's Improvements.............................................................................1
        1.203   Acceptance of Premises Memorandum.................................................................2
    SECTION 1.3            REDELIVERY OF THE PREMISES.............................................................2
        1.301   Obligation to Redeliver...........................................................................2
        1.302   Failure to Deliver................................................................................3
    SECTION 1.4            HOLDING OVER...........................................................................3

ARTICLE 2--RENT...................................................................................................4
    SECTION 2.1            BASIC RENT.............................................................................4
    SECTION 2.2            ADDITIONAL RENT........................................................................4
        2.201   Definitions.......................................................................................4
        2.202   Payment of Additional Rent........................................................................5
        2.203   Billing Disputes..................................................................................7
        2.204   Revisions in Estimated Additional Rent............................................................8
        2.205   Tenant's Audit Right..............................................................................8
    SECTION 2.3             RENT DEFINED AND NO OFFSETS...........................................................8
    SECTION 2.4            LATE CHARGES...........................................................................8

ARTICLE 3--SECURITY DEPOSIT.......................................................................................9

ARTICLE 4--OCCUPANCY AND USE......................................................................................9
    SECTION 4.1            USE OF PREMISES........................................................................9
        4.101   General...........................................................................................9
        4.102   Hazardous and Toxic Materials....................................................................10
    SECTION 4.2            PERMITS...............................................................................10
    SECTION 4.3            COMPLIANCE WITH LAWS..................................................................11
        4.301   Tenant's Compliance Obligation...................................................................11
        4.302   Landlord's Compliance Obligation.................................................................11
    SECTION 4.4             RULES AND REGULATIONS................................................................12
    SECTION 4.5             ACCESS...............................................................................12
    SECTION 4.6             QUIET POSSESSION.....................................................................12

ARTICLE 5--UTILITIES AND SERVICES................................................................................12


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

    SECTION 5.1              SERVICES TO BE PROVIDED.............................................................12
        5.101   Elevator Service.................................................................................12
        5.102   Heat and Air Conditioning........................................................................12
        5.103   Electricity......................................................................................13
        5.104   Water............................................................................................14
        5.105   Janitorial Services..............................................................................14
        5.106   Common Areas.....................................................................................14
        5.107   Bulbs and Ballasts...............................................................................14
        5.108   Security Guard and Access System.................................................................15
    SECTION 5.2             ADDITIONAL SERVICES..................................................................15
    SECTION 5.3             TENANT'S OBLIGATION..................................................................15
    SECTION 5.4             SERVICE INTERRUPTION.................................................................15
        5.401   SERVICE INTERRUPTION/WAIVER OF LANDLORD LIABILITY................................................15
        5.402   Limited Right to Abatement of Rent...............................................................16
    SECTION 5.5             MODIFICATIONS........................................................................16

ARTICLE 6--MAINTENANCE, REPAIRS, ALTERATIONS AND IMPROVEMENTS....................................................16
    SECTION 6.1             LANDLORD'S OBLIGATION TO MAINTAIN AND REPAIR.........................................16
    SECTION 6.2             TENANT'S OBLIGATION TO MAINTAIN AND REPAIR...........................................16
        6.201   Tenant's Obligation..............................................................................16
        6.202   Rights of Landlord.  ............................................................................16
    SECTION 6.3             IMPROVEMENTS AND ALTERATIONS.........................................................17
        6.301   Landlord's Construction Obligation...............................................................17
        6.302   Alteration of Building.  ........................................................................17
        6.303   Alterations, Additions, Improvements and Installations by Tenant.................................18
        6.304   Approvals........................................................................................18

ARTICLE 7--INSURANCE, FIRE AND CASUALTY..........................................................................19
    SECTION 7.1             TOTAL OR PARTIAL DESTRUCTION OF THE BUILDING OR THE
        PREMISES.................................................................................................19
    SECTION 7.2             TENANT'S INSURANCE...................................................................20
        7.201   Types of Coverage................................................................................20
        7.202   Other Requirements of Insurance..................................................................20
        7.203   Proof of Insurance.  ............................................................................20
    SECTION 7.3             LANDLORD'S INSURANCE.................................................................21
        7.301   Types of Coverage................................................................................21
        7.302   Self Insurance and Blanket Insurance. ...........................................................21
    SECTION 7.4             WAIVER OF SUBROGATION................................................................21
    SECTION 7.5             INDEMNITY............................................................................22
        7.501   Tenant's Indemnity...............................................................................22
        7.502   Landlord's Indemnity.  ..........................................................................22

ARTICLE 8--CONDEMNATION..........................................................................................23
    SECTION 8.1             CONDEMNATION--CONTINUED USE NOT FEASIBLE.............................................23
    SECTION 8.2             TOTAL CONDEMNATION OF PREMISES.......................................................23
    SECTION 8.3             CONDEMNATION WITHOUT TERMINATION. ...................................................23
    SECTION 8.4             CONDEMNATION PROCEEDS................................................................24


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

ARTICLE 9--LIENS.................................................................................................24

ARTICLE 10--TAXES ON TENANT'S PROPERTY...........................................................................24

ARTICLE 11--SUBLETTING AND ASSIGNING.............................................................................25
    SECTION 11.1            SUBLEASE AND ASSIGNMENT..............................................................25
        11.101    General Prohibition on Assignment and Subleasing...............................................25
    SECTION 11.2           LANDLORD'S RIGHTS.....................................................................26
        11.201    Landlord's Termination and Consent Rights.  ...................................................26
        11.202    Effect of Termination..........................................................................27
    SECTION 11.3           LANDLORD'S RIGHTS RELATING TO ASSIGNEE OR SUBTENANT...................................28
    SECTION 11.4           ASSIGNMENT AND BANKRUPTCY.............................................................29
        11.401    Assignments after Bankruptcy...................................................................29
        11.402    Bankruptcy of Assignee.........................................................................29

ARTICLE 12--TRANSFERS BY LANDLORD, SUBORDINATION AND
    TENANT'S ESTOPPEL CERTIFICATE................................................................................29
    SECTION 12.1            SALE OF THE PROPERTY.  ..............................................................29
    SECTION 12.2            SUBORDINATION, ATTORNMENT AND NOTICE. ...............................................30
    SECTION 12.3           TENANT'S ESTOPPEL CERTIFICATE.  ......................................................30

ARTICLE 13--DEFAULT..............................................................................................31
    SECTION 13.1            DEFAULTS BY TENANT.  ................................................................31
        13.101    Failure to Pay Rent.  .........................................................................31
        13.102    Failure to Perform.  ..........................................................................31
        13.103    Continual Failure to Perform.  ................................................................31
        13.104    Bankruptcy, Insolvency, Etc.  .................................................................31
        13.105    Loss of Right to do Business...................................................................32
        13.106    Dissolution or Liquidation.  ..................................................................32
    SECTION 13.2            REMEDIES OF LANDLORD.................................................................32
        13.201    Termination of the Lease.  ....................................................................32
        13.202    Repossession and Re-Entry.  ...................................................................33
        13.203    Cure of Default.  .............................................................................33
        13.204    Continuing Obligations.  ......................................................................34
    SECTION 13.3            DEFAULTS BY LANDLORD.  ..............................................................34
    SECTION 13.4            LANDLORD'S LIABILITY.................................................................34
        13.401    Tenant's Rights in Respect of Landlord Default.  ..............................................34
        13.402    Certain Limitations on Landlord's Liability.  .................................................34
    SECTION 13.5           WAIVER OF TEXAS DECEPTIVE TRADE PRACTICES ACT.  ......................................35
    SECTION 13.6           LANDLORD'S LIEN.  ....................................................................35
    SECTION 13.7           CUMULATIVE REMEDIES...................................................................36
    SECTION 13.8           VACATING PREMISES.....................................................................36

ARTICLE 14--NOTICES..............................................................................................36



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

ARTICLE 15--MISCELLANEOUS PROVISIONS.............................................................................36
    SECTION 15.1           BUILDING NAME AND ADDRESS.  ..........................................................36
    SECTION 15.2           SIGNAGE.  ............................................................................37
    SECTION 15.3           NO WAIVER.  ..........................................................................37
    SECTION 15.4           APPLICABLE LAW.  .....................................................................37
    SECTION 15.5           COMMON AREAS, SERVICE CORRIDORS AND SERVICE AREAS.....................................37
    SECTION 15.6           SUCCESSORS AND ASSIGNS.  .............................................................38
    SECTION 15.7           BROKERS.  ............................................................................38
    SECTION 15.8           SEVERABILITY.  .......................................................................38
    SECTION 15.9           EXAMINATION OF LEASE.  ...............................................................38
    SECTION 15.10          INTEREST ON TENANT'S OBLIGATIONS.  ...................................................38
    SECTION 15.11          TIME.  ...............................................................................39
    SECTION 15.12          DEFINED TERMS AND MARGINAL HEADINGS.  ................................................39
    SECTION 15.13          AUTHORITY OF TENANT.  ................................................................39
    SECTION 15.14          FORCE MAJEURE.  ......................................................................39
    SECTION 15.15          RECORDING.  ..........................................................................39
    SECTION 15.16          NO REPRESENTATIONS.  .................................................................40
    SECTION 15.17          PARKING.  ............................................................................40
    SECTION 15.18          ATTORNEYS' FEES.  ....................................................................40
    SECTION 15.19          NO LIGHT, AIR OR VIEW EASEMENT.  .....................................................40
    SECTION 15.20          RELOCATION.  .........................................................................40
    SECTION 15.21          SURVIVAL OF INDEMNITIES.  ............................................................40
    SECTION 15.22          ENTIRE AGREEMENT.  ...................................................................40


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




                         SUPPLEMENTAL LEASE PROVISIONS

                         ARTICLE 1--TERM AND POSSESSION

SECTION 1.1 LEASE OF PREMISES, COMMENCEMENT AND EXPIRATION.

1.101 LEASE OF PREMISES. In consideration of the mutual covenants herein and subject to all the terms and conditions of this Lease, Landlord hereby leases, demises and lets to Tenant and Tenant hereby leases and takes from Landlord, the Premises (herein so called) as described as defined in Item 2 of the Basic Lease Provisions.

1.102 AGREED RENTABLE AREA. The agreed rentable area of the Premises is hereby stipulated to be the "Agreed Rentable Area of the Premises" set forth in
       Item 2b of the Basic Lease Provisions and shall not be changed for any reason other than an agreed upon addition or reduction of rentable area of the Premises after the date hereof. The agreed rentable area of the Tower and the agreed rentable area of the Building are hereby stipulated to be the "Agreed Rentable Area of the Tower" and the "Agreed Rentable Area of the Building", respectively, set forth in Item 1b of the Basic Lease Provisions and shall not be changed for any reason other than an agreed upon addition or reduction of rentable area of the Building after the date hereof.

1.103 INITIAL TERM AND COMMENCEMENT. The initial term of this Lease shall be the period of time specified in Item 6 of the Basic Lease Provisions. The initial term shall commence on the Commencement Date set forth in
       Item 7 of the Basic Lease Provisions (as such Commencement Date may be adjusted pursuant to Section 3 of the Work Letter (herein so called) attached hereto as EXHIBIT D) and, unless sooner terminated pursuant to the terms of this Lease, the initial term of this Lease shall expire, without notice to Tenant, on the Expiration Date set forth in Item 8 of the Basic Lease Provisions.

SECTION 1.2 INSPECTION AND DELIVERY OF PREMISES, CONSTRUCTION OF
LEASE SPACE IMPROVEMENTS AND POSSESSION.

1.201 DELIVERY. Tenant hereby accepts delivery of the Premises. Tenant acknowledges that Tenant has inspected the Premises and the Common Areas (as hereinafter defined) and, except for latent defects discovered and reported to Landlord by Tenant within 180 days from the Commencement Date and subject to Landlord's obligations under this Lease, hereby (i) accepts the Common Areas in "as is" condition for all purposes and (ii) subject to Landlord's completion of its obligations under the Work Letter, Tenant hereby accepts the Premises (including the suitability of the Premises for the Permitted Use) for all purposes.

1.202 TENANT'S IMPROVEMENTS. Landlord will perform or cause to be performed the work and/or construction of Tenant's Improvements (as defined in the Work Letter) in accordance with the terms of the Work Letter and will use reasonable efforts to Substantially Complete (as defined in the Work Letter) Tenant's Improvements by the Commencement Date. If Tenant's Improvements are not Substantially Complete by the Commencement Date set forth in Item 7 of the Basic Lease Provisions for any reason whatsoever, Tenant's sole and exclusive remedy shall be an adjustment of the Commencement Date to the extent permitted under Section 3 of the Work Letter.


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




1.203 ACCEPTANCE OF PREMISES MEMORANDUM. Upon Substantial Completion (as defined in the Work Letter) of Tenant's Improvements, Landlord and Tenant shall execute the Acceptance of Premises Memorandum (herein so called) attached hereto as EXHIBIT E. If Tenant occupies the Premises and commences business therein without executing an Acceptance of Premises Memorandum, Tenant shall be deemed to have accepted the Premises for all purposes and Substantial Completion shall be deemed to have occurred on the earlier to occur of (i) actual occupancy or (ii) the Commencement Date set forth in Item 7 of the Basic Lease Provisions.

SECTION 1.3 DELIVERY OF THE PREMISES.

1.301 OBLIGATION TO REDELIVER. Upon the expiration or earlier termination of this Lease or upon the exercise by Landlord of its right to re-enter the Premises pursuant to subsection 13.202 below and subject to Tenant's remaining obligations under this Section, Tenant shall immediately deliver to Landlord the Premises free of offensive odors and in a safe, clean, neat, sanitary and operational condition (ordinary wear and tear and damage caused by condemnation or casualty excepted), together with all keys and parking and access cards (it being understood that each parking card not returned to Landlord shall be treated as a lost card and Tenant shall pay Landlord an amount determined in accordance with EXHIBIT F attached to these Supplemental Lease Provisions). Tenant shall, upon the expiration or earlier termination of this Lease or Landlord's re-entry of the Premises pursuant to subsection 13.202, remove from the Premises, at the sole expense of Tenant, all equipment, appliances, machinery, trade fixtures, furnishings and personalty installed or placed in the Premises by or on behalf of Tenant. Notwithstanding the foregoing, if Landlord is exercising its lien rights against any such equipment, machinery, fixtures, furnishings and personalty, then Tenant shall not remove same from the Premises. If requested by Landlord in writing within thirty (30) days after the expiration or earlier termination of this Lease or Landlord's re-entry of the Premises pursuant to subsection 13.202, Tenant shall remove all improvements made to the Premises by or on behalf of Tenant (other than Tenant's Improvements and Installations approved by Landlord without the written requirement that same be removed upon expiration or earlier termination of the Lease) and restore the Premises to the condition existing prior to the installation of such improvements (ordinary wear and tear and damage caused by condemnation or casualty excepted). All removals and work described above shall be accomplished in a good and workmanlike manner and shall be conducted in a fashion so as not to damage the Premises or the Building or any portion thereof or the plumbing, electrical lines or other utilities serving the Building. Tenant shall, at its expense, promptly repair any damage caused by any such removal or work. If Tenant fails to deliver the Premises in the condition aforesaid, then Landlord may restore the Premises to such a condition at Tenant's expense. All property required to be removed pursuant to this Section not removed within the time period required hereunder shall thereupon be conclusively presumed to have been abandoned by Tenant and Landlord may, at its option, take over possession of such property and either (x) declare the same to be the property of Landlord by written notice to Tenant at the address provided herein or at such other address which Tenant provides to Landlord in accordance with the provisions of Article

       14 below or (y) at the sole cost and expense of Tenant, remove and store and/or dispose of the same or any part thereof in any manner that Landlord shall choose without incurring liability to Tenant or any other person on account thereof, including damage to such property (EVEN IF SUCH DAMAGE IS CAUSED BY THE NEGLIGENCE OF LANDLORD, LANDLORD'S MOVERS OR ANY STORAGE FACILITY).

1.302 FAILURE TO DELIVER. Notwithstanding any provision or inference to the contrary herein contained, in the event that Tenant fails to deliver to Landlord (and surrender possession of) all of the Premises upon the expiration or earlier termination of this Lease (or the applicable portion of the Premises if this Lease expires or terminates as to only a portion of the Premises), then Landlord may, without judicial process and without notice of any kind, immediately enter upon and take absolute possession of the Premises or applicable portion thereof, expel or remove Tenant and any other person or entity who may be occupying the Premises or applicable portion thereof, change the locks to the Premises or applicable portion thereof(in which event, Tenant shall have no right to any key for the new locks), limit elevator access to the Premises or applicable portion thereof, and take any other actions as are necessary for Landlord to take absolute possession of the Premises or applicable portion thereof. The foregoing rights are without prejudice and in addition to, and shall not in any way limit Landlord's rights under,
       Section 1.4 below or Landlord's remedies under Article 13 below.

SECTION 1.4 HOLDING OVER. In the event Tenant or any party under Tenant claiming rights to this Lease, retains possession of the Premises after the expiration or earlier termination of this Lease without the express written consent of Landlord (each such retention of possession, a "HOLDOVER"), such Holdover shall constitute and be construed as a tenancy at will only, subject, however, to all of the terms, provisions, covenants and agreements on the part of Tenant hereunder. In the event of any such Holdover, the parties holding over shall be subject to immediate eviction and removal and Tenant or any such party shall pay Landlord as rent for the period of such holdover an amount equal to (i) the greater of the fair market rental value of the Premises (as reasonably determined by Landlord) or one and one-half (1 1/2) times the Basic Annual Rent in effect immediately preceding expiration or termination of this Lease, plus (ii) Additional Rent (as hereinafter defined) in effect immediately preceding expiration or termination of this Lease. Tenant shall also pay any and all damages (including, without limitation, consequential damages) sustained by Landlord as a result of such Holdover. The rent during such Holdover period shall be payable to Landlord from time to time on demand; provided, however, if no demand is made during a particular month, holdover rent accruing during such month shall be paid in accordance with the provisions of Article 2. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend the term of this Lease; no payments of money by Tenant to Landlord after the expiration or earlier termination of this Lease shall reinstate, continue or extend the Term of this Lease; and no extension of this Lease after the expiration or earlier termination thereof shall be valid unless and until the same shall be reduced to writing and signed by both Landlord and Tenant. If Landlord elects to cause Tenant to be ejected from the Premises through judicial process and without in any way limiting Landlord's rights under subsection 1.302 above, Tenant agrees that Landlord will not be required to deliver Tenant more than one (1) day's notice to vacate prior to Landlord's filing a forcible detainer suit. In addition, Tenant agrees that Landlord shall be entitled to the payment of its reasonable legal fees in the event that Landlord prevails in a forcible detainer action


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

brought by Landlord. Landlord agrees that Tenant shall be entitled to payment of its reasonable legal fees in the event that Tenant prevails in a forcible detainer action brought by Landlord.

                                ARTICLE 2--RENT

SECTION 2.1 BASIC RENT. Tenant shall pay as annual rent for the Premises the applicable Basic Annual Rent shown in Item 3 of the Basic Lease Provisions. The Basic Annual Rent shall be payable in monthly installments equal to the applicable Basic Monthly Rent shown in Item 3 of the Basic Lease Provisions in advance, without offset, deduction or, except as otherwise expressly provided herein, demand. The monthly installments of Basic Monthly Rent shall commence on the Commencement Date and shall continue on the first (1st) day of each calendar month thereafter. If the Commencement Date occurs on a day other than the first day of a calendar month or the Expiration Date occurs on a day other than the last day of a calendar month, the Basic Monthly Rent for such partial month shall be prorated based on a fraction, the numerator of which shall be the number of days from the first day of such month through and including the day of termination and the denominator of which shall be the total number of days in such month.

SECTION 2.2 ADDITIONAL RENT.

2.201 DEFINITIONS. For purposes of this Lease, the following definitions shall apply:

     (a)"OPERATING COSTS" shall mean costs and expenses that Landlord incurs, pays or becomes obligated to pay in connection with operating, maintaining, insuring and managing the Property, computed on an accrual basis in accordance with generally accepted accounting principles ("GAAP"), save and except those costs and expenses which
            (i) are incurred by Landlord in respect to the Concourse or (ii) are listed as Exclusions from Operating Costs in EXHIBIT F attached hereto. Operating Costs shall include, but not be limited to, the costs described in EXHIBIT F attached hereto as Operating Costs. "FIXED OPERATING COSTS" shall mean those Operating Costs which, in the reasonable judgment of Landlord, do not vary with occupancy levels of the Tower and "VARIABLE OPERATING COSTS" shall mean those Operating Costs which, in the reasonable judgment of Landlord, do vary with the occupancy levels of the Tower. "VARIABLE OPERATING COSTS ATTRIBUTABLE TO All TENANTS" shall mean those Variable Operating Costs which, in the reasonable judgment of Landlord, are allocable to all occupied rentable area of the Tower.

     (b)"ENERGY COSTS" shall mean the costs incurred by Landlord for (i) any and all forms of fuel or energy utilized in connection with the operation, maintenance and use of the Property, (ii) sales, use, excise and other taxes assessed by governmental authorities on energy sources, (iii) other costs of providing energy to the Property, and (iv) the reasonable costs of any and all audits or reports of energy usage conducted by Landlord or any public utility for a purpose other than auditing the electrical usage by a specific tenant, all computed on an accrual basis by Landlord in accordance with GAAP. "FIXED ENERGY COSTS" shall mean those Energy Costs which, in the reasonable judgment of Landlord, do not vary with occupancy levels of the Tower. "VARIABLE ENERGY COSTS" shall mean those Energy Costs which, in the reasonable judgment of Landlord, vary with the occupancy levels of the Tower. "VARIABLE

        ENERGY COSTS ATTRIBUTABLE TO ALL TENANTS" shall mean those Variable Energy Costs which, in the reasonable judgment of Landlord, are attributable to all occupied rentable area of the Tower.

 (c)"REAL ESTATE TAXES" shall mean (i) all real estate taxes, assessments, excises, and any other governmental levies and charges of every kind and nature whatsoever, general and special, extraordinary and ordinary, foreseen and unforeseen, which may during the Term be levied or assessed against, or arising in connection with the use, occupancy, operation or possession of the Property or any portion thereof, (ii) any tax, surcharge or assessment which shall be levied by any authority having the direct or indirect power to tax as a supplement to or in lieu of real estate taxes, assessments, excises and other governmental charges and levies theretofore in existence, (iii) interest on installment payments of any such real estate taxes, assessments, excises, charges and levies, and (iv) any rental, excise, sales, transaction, privilege or other tax or levy, however denominated, imposed upon or measured by the rental reserved hereunder or on Landlord's business of leasing the Premises, excepting only Landlord's income, franchise, death, gift and transfer taxes. In the event that Landlord pays any portion of the foregoing as rental under a ground lease arrangement with the fee simple titleholder to the land upon which the Building is, or is to be, constructed, Landlord shall have the right to include same in Real Estate Taxes. In no event will Real Estate Taxes include interest or late charges or other costs attributable to Landlord's failure to pay taxes prior to delinquency, unless such interest, late charges or other costs are the result of Landlord's good faith contest of the amount, validity or applicability of such taxes.

 (d)"ADDITIONAL PASS THROUGH COSTS" shall mean the following costs and expenses incurred by Landlord from and after January 1, 1996: (i) subject to the limitations of clause (ii) following, the cost of any improvement made to the Property by Landlord that is required under any governmental law or regulation which was not promulgated, or which was promulgated but was not applicable to the Building, at the date of this Lease, amortized on a straight line basis over its useful life, together with an amount equal to interest at the rate of ten percent (10%) per annum (the "AMORTIZATION RATE") on the unamortized balance thereof; (ii) the cost of any improvement made to the Common Areas of the Property that is required under interpretations or regulations issued after the Commencement Date under, or amendments made after the Commencement Date to, the provisions of Tex. Rev. Civ. Stat. Ann. art. 9102 and the provisions of the Americans With Disabilities Act of 1990, 42 U.S.C.ss.ss.12101-12213 (collectively, the "DISABILITY ACTS"), amortized on a straight-line basis over its useful life, together with an amount equal to interest at the Amortization Rate on the unamortized balance thereof; (iii) the cost of any labor-saving or energy-saving device or other equipment installed in the Building (provided Landlord reasonably anticipates that the installation thereof will reduce Operating Costs), amortized on a straight-line basis over its useful life, together with an amount equal to interest at the Amortization Rate on the unamortized balance thereof; and (iv) all other capital costs which are amortizable over a period of five (5) years or less, and which would generally be viewed as an operating cost.

2.202 Payment of Additional Rent.

     (a) For each calendar year during the Term of this Lease (including any extensions thereof), Tenant shall (in accordance with the provisions of paragraphs (c), (d),and (e) of this subsection) pay to Landlord Additional Rent, which is hereby defined to mean the following:

            (i) the amount by which (a) the sum of the per square foot Fixed
                Operating Costs for the applicable calendar year and the per square foot Variable Operating Costs Attributable to All Tenants for such calendar year, MULTIPLIED BY the square feet of Agreed Rentable area of the Premises exceeds (b) Landlord's Annual Operating Costs Contribution set forth in Item 4 of the Basic Lease Provisions; plus

           (ii) the sum of (a) the per square foot Fixed Energy Costs and the per square foot Variable Energy Costs Attributable to All Tenants for the applicable calendar year, multiplied by (b) the square feet of Agreed Rentable Area of the Premises; plus

          (iii) the amount by which the per square foot Real Estate Taxes for the applicable calendar year MULTIPLIED BY the square feet of Agreed Rentable Area of the Premises exceeds Landlord's Annual Real Estate Taxes Contribution; plus

           (iv) the per square foot Additional Pass Through Costs for the applicable calendar year, MULTIPLIED BY the square feet of Agreed Rentable Area of the Premises, plus

            (v) Tenant's Share of Variable Operating and Energy Costs Allocable
                to Some Rentable Area (hereinafter defined).

            To arrive at the per square foot Fixed Operating Costs and per square foot Fixed Energy Costs, Landlord will divide the applicable costs by the Agreed Rentable Area of the Tower. To arrive at the per square foot Variable Operating Costs Attributable to All Tenants and Variable Energy Costs Attributable to All Tenants, Landlord will divide the applicable costs by the average occupied rentable area of the Tower for the applicable period.

     (b) At least thirty (30) days prior to January 1 of each calendar year during the term of this Lease (or as soon thereafter as is reasonably possible), Landlord shall give Tenant written notice of Tenant's reasonably estimated Additional Rent (other than Tenant's Share of Variable Operating and Energy Costs Allocable to Some Rentable Area) for the applicable calendar year and the amount of the monthly installment due for each month during such year.

     (c) Tenant shall pay to Landlord on the Commencement Date and on the first day of each month thereafter the amount of the applicable monthly installment of Additional

            Rent (other than Tenant's Share of Variable Operating and Energy Costs Allocable to Some Rentable Area, which shall be controlled by paragraph (d) following).

    (d) Landlord will invoice Tenant monthly for "TENANT'S SHARE OF
            VARIABLE OPERATING AND ENERGY COSTS ALLOCABLE TO SOME RENTABLE AREA", which is hereby defined to mean the sum of Tenant's share of each Variable Operating Cost and Variable Tower Energy Cost incurred at the request of Tenant during the applicable month that is attributable both to a portion (but not all) of the Premises and to a portion (but not all) of other premises within the Tower. Tenant's share of each such Variable Operating Cost and each such Variable Tower Energy Cost shall be equal to the applicable costs, multiplied by a fraction, the numerator of which shall be the Agreed Rentable Area of the Premises to which such cost is attributable and the denominator of which shall be the average occupied rentable area of the Tower (for the applicable period) to which such cost is attributable.

    (e) Within ninety (90) days after the end of each calendar year, or as soon thereafter as is reasonably possible, Landlord shall prepare and deliver to Tenant a statement showing (i) Tenant's actual Additional Rent for the applicable calendar year, and (ii) a reasonable breakdown of the component elements in determining such Additional Rent. Landlord's obligation to deliver such an annual statement for the year during which this Lease expires or is terminated shall survive the expiration or earlier termination of this Lease. If Tenant's monthly payments of Additional Rent are less than Tenant's actual Additional Rent reflected in the applicable annual statement, Tenant shall pay the amount of the underpayment to Landlord within thirty (30) days after such annual statement is furnished to Tenant. If Tenant's total monthly payments of Additional Rent for the applicable year are more than Tenant's actual Additional Rent reflected in the applicable annual statement, then Landlord shall credit against the next Rent payment or payments due from Tenant the amount of such overpayment, provided, however, with respect to the year in which this Lease expires or is terminated, (i) Tenant's Additional Rent shall be deemed to be an amount equal to the actual Additional Rent set forth in the annual statement for such year, multiplied by a fraction, the numerator of which is the number of days occurring from and including January 1 of such year and ending on and including the date of termination and the denominator of which shall be 365, (ii) Landlord shall forward to Tenant the annual statement for such year at the same time as Landlord forwards such annual statement to tenants of the Building, (iii) Landlord shall pay to Tenant the amount of any overpayment of Additional Rent for such year (less any amounts Tenant then owes Landlord) within thirty (30) days after Landlord delivers the annual statement to Tenant, and (iv) Tenant shall pay Landlord the amount of any underpayment of Additional Rent for such year within thirty (30) days after Tenant receives such annual statement. Unless Tenant takes written exception to any item within ninety (90) days after the furnishing of an annual statement, such statement shall be considered as final and accepted by Tenant.

2.203 BILLING DISPUTES. If there exists any dispute as to (i) the amount of Additional Rent, (ii) whether a particular expense is properly included in Additional Rent or (iii) Landlord's calculation of Additional Rent (each an "ADDITIONAL RENT DISPUTE"), the events, errors, acts or omissions giving rise to such Additional Rent Dispute shall not constitute a breach or default by Landlord under this Lease and even if a judgment resolving the Additional Rent Dispute is entered against Landlord, this Lease shall remain in full force and effect and Landlord shall not be liable for any consequential damages resulting from the event, error, act or omission giving rise to such Additional Rent Dispute. Notwithstanding the existence of an Additional Rent Dispute, Tenant shall pay timely the amount of Additional Rent which is in dispute and will continue to make all subsequent payments of Additional Rent as and when required under this Lease, provided that the payment of such disputed amount and other amounts shall be without prejudice to Tenant's position. If an Additional Rent is resolved in favor of Tenant, Landlord shall forthwith pay to Tenant the amount of Tenant's overpayment of Additional Rent, together with interest from the time of such overpayment at the annual rate of ten percent (10%).

2.204 REVISIONS IN ESTIMATED ADDITIONAL RENT. If Real Estate Taxes,
      Insurance Premiums, Utility Expenses or Additional Pass Through Costs increase during a calendar year or if the number of square feet of rentable area in the Premises increases, Landlord may revise the estimated Additional Rent during such year by giving Tenant written notice to that effect and thereafter Tenant shall pay to Landlord, in each of the remaining months of such year, an additional amount equal to the amount of such increase in the estimated Additional Rent divided by the number of months remaining in such year.

      2.205 TENANT'S AUDIT RIGHT. Subject to the remaining terms of this subsection, if Landlord does not audit the Operating Expenses and other components of Additional Rent for a given calendar year and Tenant timely objects to the calculation of the Additional Rent reflected on the applicable Annual Statement, Tenant shall have the right, at Tenant's sole cost and expense, to perform an annual audit on Landlord's books and records which reflect Additional Rent for such year to verify Landlord's calculation of actual Additional Rent for such prior year, provided that such audit shall be conducted, if at all, (i) within the ninety (90) days period following Tenants receipt of the Annual Statement for the Additional Rent which Tenant elects to audit, (ii) during Landlord's normal business hours, (iii) at the Property or such other place in Dallas, Texas where Landlord maintains its records and (iv) only after Landlord has received thirty (30) days prior written notice. Tenant shall require its auditors to use reasonable efforts to complete its audit within thirty (30) days after Landlord makes available its books and records reflecting the Additional Rent for the applicable calendar year(s). Tenant shall reimburse Landlord for any actual out-of-pocket costs incurred by Landlord as result of complying with the requests of Tenant's auditor. Tenant shall bear the cost of any audit performed on behalf of Tenant pursuant to this subsection. No audit conducted pursuant to this paragraph shall be binding on Landlord. If Landlord agrees with Tenant's audit and such audit reflects that the Additional Rent reflected in the applicable Annual Statement is more than 105% of the Additional Rent reflected in Tenant's audit approved by Landlord or if Tenant's auditor determines that the Additional Rent reflected in the applicable Annual Statement is more than 105% of the actual Additional Rent that should have been charged to Tenant for the applicable calendar year and a final non-appealable judgment agreeing with Tenant's auditor's determination is entered against Landlord, then in either such event Landlord will pay the reasonable cost of Tenant's audit.

SECTION 2.3 RENT DEFINED AND NO OFFSETS. Basic Annual Rent, Additional Rent and all other sums (whether or not expressly designated as rent) required to be paid to Landlord by Tenant under this Lease (including, without limitation, any sums payable to Landlord under any addendum, exhibit, rider or schedule attached hereto) shall constitute rent and are sometimes collectively referred to as "Rent". Each payment of Rent shall be paid by Tenant when due, without deduction, setoff or, except as otherwise expressly provided in this Lease, prior demand.

SECTION 2.4 LATE CHARGES. If any installment of Basic Annual Rent or Additional Rent or any other payment of Rent under this Lease shall not be paid when due, a "Late Charge" of five cents ($.05) per dollar so overdue may be charged by Landlord to defray Landlord's administrative expense incident to the handling of such overdue payments. Each Late Charge shall be payable on demand.

                          ARTICLE 3--SECURITY DEPOSIT

Tenant will pay Landlord on the date this Lease is executed by Tenant the Security Deposit set forth in Item 9 of the Basic Lease Provisions as security for the performance of the terms hereof by Tenant. Tenant shall not be entitled to interest thereon and Landlord may commingle such Security Deposit with any other funds of Landlord. The Security Deposit shall not be considered an advance payment of rental or a measure of Landlord's damages in case of default by Tenant. If Tenant defaults with respect to any provision of this Lease, Landlord may, but shall not be required to, from time to time, without prejudice to any other remedy, use, apply or retain all or any part of this Security Deposit for the payment of any Rent or any other sum in default or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default, including, without limitation, costs and reasonable attorneys' fees incurred by Landlord to recover possession of the Premises. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit shall be returned to Tenant within thirty (30) days after the Expiration Date. Tenant agrees that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as the Security Deposit and that Landlord and its successors and assigns shall not be bound by any such actual or attempted assignment or encumbrance. Regardless of any assignment of this Lease by Tenant, Landlord may return the Security Deposit to the original Tenant, in the absence of evidence satisfactory to Landlord of an assignment of the right to receive the Security Deposit or any part of the balance thereof.

                          ARTICLE 4--OCCUPANCY AND USE

SECTION 4.1 USE OF PREMISES.

4.101 GENERAL. The Premises shall, subject to the remaining provisions of this Section, be used solely for the Permitted Use (herein so called) specified in Item 11 of the Basic Lease Provisions. Without in any way limiting the foregoing, Tenant will not use, occupy or permit the use or occupancy of the Premises for any purpose (and the Permitted Use shall not include any use) which is forbidden by or in violation of any law, ordinance or governmental or municipal regulation, order, or certificate of occupancy, or which may be dangerous to life, limb or property; or permit the maintenance of any public or private nuisance; or do or permit any other thing which may unreasonably disturb the quiet enjoyment of any other tenant of the Property; or keep any substance or carry on or permit any operation which could be reasonably expected to emit offensive odors or conditions from the Premises; or commit or suffer or permit any waste in or upon the Premises; or sell, purchase or give away, or permit the sale, purchase or gift of food in any form by or to any of Tenant's agents or employees or other parties in the Premises except through vending machines in employee lunch or rest areas within the Premises for use by Tenant's employees only; or use any apparatus which might make undue noise or set up vibrations in the Building; or permit anything to be done which would increase the fire and extended coverage insurance rate on the Building or Building contents and, if there is any increase in such rate by reason of acts of Tenant, then Tenant agrees to pay such increase upon demand therefor by Landlord. Payment by Tenant of any such rate increase shall not be a waiver of Tenant's duty to comply herewith. Tenant shall keep the Premises neat and clean at all times.

4.102 HAZARDOUS AND TOXIC MATERIALS.

     (a) For purposes of this Lease, hazardous or toxic materials shall mean asbestos containing materials ("ACM") and all other materials, substances, wastes and chemicals classified as hazardous or toxic substances, materials, wastes or chemicals under then-current applicable governmental laws, rules or regulations or that are subject to any right-to- know laws or requirements.

     (b) Tenant shall not knowingly incorporate into, or use or otherwise place or dispose of any hazardous or toxic materials at or on the Premises or the Property except for use and storage of cleaning and office supplies used in the ordinary course of Tenant's business and then only if (i) such materials are in small quantities, properly labeled and contained, (ii) such materials are handled and disposed of in accordance with the generally accepted industry standards for safety, storage, use and disposal, (iii) notice of and a copy of the current material safety data sheet is provided to Landlord for each such hazardous or toxic material and (iv) such materials are used, transported, stored, handled and disposed of in accordance with all applicable governmental laws, rules and regulations. Landlord shall have the right to periodically inspect, take samples for testing and otherwise investigate the Premises for the presence of hazardous or toxic materials. Landlord shall not knowingly dispose of any hazardous or toxic materials on the Property and shall otherwise deal with all hazardous or toxic materials at the Property in a manner that will not materially and adversely affect Tenant's access, use or occupancy of the Premises. If Landlord or Tenant ever has knowledge of the presence of hazardous or toxic materials on the Property that affect the Premises, the party having knowledge shall notify the other party thereof in writing promptly after obtaining such knowledge.

     (c) If Tenant or its employees, agents or contractors shall ever violate the provisions of paragraph (b) of this subsection 4.102 or otherwise contaminate the Premises or the Property with hazardous or toxic materials, then Tenant shall clean-up, remove and dispose of the material causing the violation, in compliance with all applicable governmental standards, laws, rules and regulations and then prevalent industry practice and standards and shall repair any damage to the Premises or Building within such period of time as may be reasonable under the circumstances after written notice by Landlord. Tenant shall notify Landlord of its method, time and procedure for any clean-up or removal and Landlord shall have the right to require reasonable changes in such method, time or procedure or to require the same to be done after normal business hours. Tenant's obligations under this subsection 4.102(c) shall survive the termination of this Lease. Tenant represents to Landlord that, except as has been disclosed to Landlord, Tenant has never been cited for or convicted of any hazardous or toxic materials violations under applicable laws, rules or regulations.

SECTION 4.2 PERMITS. Tenant shall obtain the certificate of occupancy, if any, required for occupancy of the Premises following construction of Tenant Improvements. Tenant shall pay for the cost of any such certificate of occupancy, provided that Tenant shall be entitled to have such cost funded from the Finish Allowance, if any, provided for in the Work Letter. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business in the Premises or any part thereof, Tenant, at its expense, shall procure and thereafter maintain such license or permit. Additionally, if Tenant's Improvements or any subsequent alteration or improvement made to the Premises by Tenant or Tenant's use of the Premises require any modification or amendment of any certificate of occupancy for the Building or the issuance of any other permit of any nature whatsoever, Tenant shall, at its expense, take all actions to procure any such modification or amendment or additional permit.

SECTION 4.3 COMPLIANCE WITH LAWS.

4.301 TENANT'S COMPLIANCE OBLIGATION.

      (a) Tenant shall comply with all laws, statutes, ordinances, orders, permits and regulations (collectively "Laws") affecting (i) Tenant's use and occupancy of the Premises, (ii) any improvements constructed within the Building by Tenant or by a party other than Landlord on behalf of Tenant and (iii) any furniture, fixtures, equipment, materials or goods installed or placed within the Building by Tenant or installed or placed within the Building by a party other than Landlord on behalf of Tenant, provided, however, Tenant's compliance obligations with respect to the Disability Acts shall be governed by paragraph (b) following and the applicable provisions of the Work Letter.


      (b) From and after the Commencement Date, Tenant shall be obligated to see that the Premises comply with all existing requirements of and regulations issued under the Disability Acts for each of the following: (i) alterations or improvements to any portion of the Premises performed after the Commencement Date; (ii) obligations or complaints arising under or out of Title I of the Americans With Disabilities Act or Tenant's employer-employee obligations; (iii) obligations or complaints arising under or out of the conduct or operations of Tenant's business, including any obligations or requirements for barrier removal to customers or invitees as a commercial facility or as a public accommodation (as defined in the Disability Acts); and (iv) any change in the nature of Tenant's business, or its employees, or financial net worth, or Tenant's business operations that triggers an obligation under the Disability Acts.

     (c) If any Law with which Tenant is required to comply pursuant to this Lease is violated, Tenant shall take such corrective action as is necessary to cause compliance.

4.302 LANDLORD'S COMPLIANCE OBLIGATION.

     (a) Except for Laws with which Tenant is required to comply under subsection 4.301, Landlord shall comply with all laws, statutes, ordinances, orders and regulations (including, without limitation, environmental laws) (i) relating to the Property and (ii) non-compliance with which would materially and adversely affect Tenant's access to use or occupancy of the Premises.

     (b) From and after the Commencement Date, Landlord shall cause the Common Areas to comply with the Disability Acts.

SECTION 4.4 RULES AND REGULATIONS. Tenant will comply with such rules and regulations (the "RULES AND REGULATIONS") generally applying to tenants in the Building as may reasonably be adopted from time to time by Landlord for the management, safety, care and cleanliness of, and the preservation of good order and protection of property in, the Premises and the Building and at the Property. All such Rules and Regulations are hereby made a part hereof. The Rules and Regulations in effect on the date hereof are attached hereto as EXHIBIT G. All changes and amendments to the Rules and Regulations sent by Landlord to Tenant in writing and conforming to the foregoing standards shall be carried out and observed by Tenant. Landlord hereby reserves all rights necessary to implement and enforce the Rules and Regulations and each and every provision of this Lease.

SECTION 4.5 ACCESS. Without being deemed guilty of an eviction of Tenant and without abatement of Rent, Landlord and its authorized agents shall have the right to enter the Premises, upon reasonable notice, to inspect the Premises, to show the Premises to prospective lenders or purchasers or, during the last six months of the term of the term of this Lease, prospective tenants and to fulfill Landlord's obligations or exercise its rights (including without limitation Landlord's Reserved Right [as hereinafter defined]) under this Lease. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises and any other loss occasioned thereby. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock the doors to and within the Premises, excluding Tenant's vaults and safes. Landlord shall have the right to use any and all means which Landlord may deem proper to enter the Premises in an emergency without liability therefor.

SECTION 4.6 QUIET POSSESSION. Provided Tenant timely pays Rent and observes and performs all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have the quiet possession of the Premises for the entire term hereof, subject to all of the provisions of this Lease and all deeds of trust, mortgages, security agreements, laws and restrictive covenants (provided Tenant has been delivered a copy of such restrictive covenants) which now or hereafter affect the Property.

                     ARTICLE 5--UTILITIES AND SERVICES

SECTION 5.1 SERVICES TO BE PROVIDED.

Landlord agrees to furnish or cause to be furnished to the Premises, the utilities and services described in subsections 5.101 through 5.107 below, subject to all other provisions of this Lease.

5.101 ELEVATOR SERVICE. Except for Recognized Holidays (as defined in the Rules and Regulations) and emergencies, Landlord shall provide during Normal Business Hours (as defined in the Rules and Regulations) automatic passenger elevator facilities to all floors of the Building and have at least one (1) passenger elevator available for use to all floors of the Building at all other times (including Recognized Holidays).

5.102 HEAT AND AIR CONDITIONING. Except for Recognized Holidays and emergencies, Landlord shall during Normal Business Hours ventilate the Premises and furnish heat or air conditioning, at such temperatures and in such amounts as is customary in buildings of comparable size, quality and in the general vicinity of the Building, with such adjustments as Landlord reasonably deems necessary for the comfortable occupancy of the Premises, subject to events of force majeure and any governmental requirements, ordinances, rules, regulations, guidelines or standards relating to, among other things, energy conservation. Upon request and provided Tenant is not then in breach of its obligation to pay Rent as and when required hereunder, Landlord shall make available, at Tenant's expense, after hours heat or air conditioning. The minimum charge and the hourly rate for the use of after hours heat or air conditioning shall be determined from time to time by Landlord and confirmed in writing to Tenant.

5.103 ELECTRICITY.

     (a) Landlord shall furnish to the Premises electric current not in excess of that required by the office lighting and receptacles included in Tenant's Improvements, provided, however, Tenant shall be solely responsible for the costs of electrical consumption (without duplication) (i) by equipment which requires a voltage other than 120 volts single phase, (ii) in excess of that currently supplied to the Premises or (iii) by any single piece of equipment in excess of 0.5 kilowatts at rated capacity (any such consumption, "EXCESS CONSUMPTION" and the costs of such Excess Consumption, "EXCESS CONSUMPTION COSTS").

     (b) Landlord may, from time to time, engage a reputable consultant to conduct a survey of electrical usage within the Premises or install one or more submeters to measure electrical usage within the Premises or a particular floor of the Premises. If the survey or submeters reflect Excess Consumption, then (i) Tenant shall be responsible for the costs of any such surveys and submeters, (ii) Landlord shall have the right to install permanent submeters to measure the electrical consumption within the Premises (which permanent submeters shall constitute a part of Tenant's Submeters, as hereinafter defined), and (iii) Tenant shall pay for the cost of acquiring, maintaining, repairing and reading such submeters.

     (c) Tenant shall not (i) without the express prior written consent of Landlord (which consent shall not be unreasonably withheld) install or use or permit the installation or use of any computer or electronic data processing equipment or any other electrical equipment which (singly) consumes more than 0.5 kilowatts at rated capacity or requires a voltage other than 120 volts single phase or otherwise has high electrical consumption,
            (ii) use electric current in excess of the capacity of the feeders or lines to the Building or the risers or wiring installation of the Building or the Premises, or (iii) without the prior written consent of Landlord (which consent shall not be unreasonably withheld) install any electrical plugs, connections or outlets which supply a voltage greater than 120 volts single phase. As a condition to obtaining Landlord's consent to any equipment described in clause (i) or any plugs, connections or outlets described in clause (iii), Tenant shall arrange for the installation of a permanent submeter (all submeters installed as part of or in connection with Tenant's Improvements or Installations or pursuant to this paragraph are herein collectively referred to as "TENANT'S SUBMETERS"), at Tenant's expense, to measure the electrical power consumed by the equipment and/or machinery hooked or plugged into such plugs, connections or outlets. Without in any way limiting the meaning of reasonable, Landlord shall be deemed to have reasonably withheld its consent to the matters described in clauses (i) and (ii) if the installation of the applicable equipment or the use of the plugs, outlets or connections could, in Landlord's judgment, interfere with Landlord's ability to provide Building standard electricity to any other tenant of the Building or Landlord's ability to fulfill any of its obligations under any other lease.

     (d) On or about the first day of each month thereafter during the Term of this Lease, Landlord will, at Tenant's cost, read Tenant's Submeters and record such readings for purposes of determining Metered Electrical Expenses pursuant to paragraph (e) immediately following. Landlord will maintain and repair Tenant's Submeters, at Tenant's cost.

     (e) The cost of electricity consumed within each separately metered portion of the Premises and by each separately metered piece of equipment within the Premises ("METERED ELECTRICAL EXPENSES") shall be equal to the sum of (i) the kilowatts of electricity consumed within the separately metered portions of the Premises (as measured by the applicable Tenant's Submeters) during the applicable month (or other applicable period) and (ii) the kilowatts of electricity consumed by each separately metered equipment within the Premises (as measured by the applicable Tenant's Submeters), MULTIPLIED BY
            (iii) the cost per kilowatt of electricity charged to Landlord by the public utility for electricity consumed within the Building during the applicable month (or other applicable period). Landlord may, from time to time, invoice Tenant for Metered Electrical Expenses (as well as any Excess Consumption Costs determined by a reputable consultant) and Tenant shall, within ten (10) days after receiving an invoice therefor, pay Landlord the amount of the Metered Electrical Expenses (and/or, as applicable, any Excess Consumption Costs determined by a reputable consultant) covered by such invoice. Each such invoice submitted by Landlord to Tenant shall include (i) the period of consumption covered by such invoice, (ii) the beginning and ending readings for each of Tenant's Submeters for such period, (iii) Landlords calculation of the Metered Electrical Expenses covered by such invoice, and (iv) if applicable, the independent electrical consultant's calculation of Excess Consumption and the Excess Consumption Costs.

5.104 WATER. Landlord shall furnish water for drinking, cleaning and lavatory purposes only.

5.105 JANITORIAL SERVICES. Landlord shall provide janitorial services to the Premises, comparable to that provided in other office buildings of similar size, quality and in the general vicinity of the Building, provided the Premises are used exclusively as offices and further provided Tenant complies with subsection 6.201 below.

5.106 COMMON AREAS. Landlord shall perform routine maintenance in the Common Areas (hereinafter defined) and otherwise maintain the Common Areas in a state of repair that is comparable to that provided in other comparable buildings in the general vicinity of the portion of the Dallas Central Business District in which the Building is located, but in no event will the foregoing standard be interpreted to require Landlord to perform renovations of or make capital improvements to the Common Areas (other than those in the nature of repairs).

5.107 BULBS AND BALLASTS. Landlord shall provide Building standard bulbs and ballasts as necessary in the Premises. Landlord shall also provide non-building standard bulbs and ballasts provided Tenant shall pay the cost thereof, together with an administrative fee equal to ten percent (10%) of such cost. All amounts due under this subsection for such non-building standard bulbs shall be paid to Landlord within thirty (30) days after receipt of an invoice therefor.

5.108 SECURITY GUARD AND ACCESS SYSTEM. Landlord shall provide Building standard security to the Property on a 24-hour basis on all days of the year, which security may include limited access entry cards to the Building and Parking Facilities and security personnel in stationary locations or in mobile patrols. Tenant acknowledges that the security services to be provided by Landlord hereunder are not a guaranty or a representation of the safety of Tenant or Tenant's employees, invitees, guests or any other person or of any property, or that the Property is secure.

SECTION 5.2 ADDITIONAL SERVICES. Landlord may impose a reasonable charge for any utilities and services, including without limitation, air conditioning, electrical current and water, provided by Landlord by reason of any use of the services at any time other than the hours set forth in subsection 5.102 above or beyond the levels or quantities that Landlord agrees herein to furnish or because of special electrical, cooling or ventilating needs created by Tenant's hybrid telephone equipment, computers or other equipment. In no event will Landlord be required to provide any additional services if Tenant is in breach of its obligation to pay any Rent hereunder as and when due and payable.

SECTION 5.3 TENANT'S OBLIGATION. Tenant agrees to cooperate fully at all times with Landlord and to abide by all regulations and requirements which Landlord reasonably prescribes for the use of the above utilities and services.

SECTION 5.4 SERVICE INTERRUPTION.

5.401 SERVICE INTERRUPTION/WAIVER OF LANDLORD LIABILITY. LANDLORD SHALL NOT BE LIABLE FOR AND, EXCEPT AS PROVIDED IN SUBSECTION 5.402 BELOW, TENANT SHALL NOT BE ENTITLED TO ANY ABATEMENT OR REDUCTION OF RENT BY REASON OF LANDLORD'S FAILURE TO MAINTAIN TEMPERATURE OR ELECTRICAL CONSTANCY LEVELS OR TO FURNISH ANY OF THE FOREGOING SERVICES when such failure is caused by accident, breakage, repairs, strikes, lockouts or other labor disturbance or labor dispute of any character, governmental regulation, moratorium or other governmental action, inability to obtain electricity, water or fuel, or by any cause beyond Landlord's reasonable control (collectively, "UNCONTROLLABLE EVENTS"), NOR SHALL ANY SUCH UNCONTROLLABLE EVENT OR RESULTS OR EFFECTS THEREOF BE CONSTRUED AS AN EVICTION (CONSTRUCTIVE OF ACTUAL) OF TENANT OR AS A BREACH OF THE IMPLIED WARRANTY OF SUITABILITY, OR RELIEVE TENANT FROM THE OBLIGATION TO PERFORM ANY COVENANT OR AGREEMENT HEREIN AND IN NO EVENT SHALL LANDLORD BE LIABLE FOR DAMAGE TO PERSONS OR PROPERTY (INCLUDING, WITHOUT LIMITATION, BUSINESS INTERRUPTION) OR BE IN DEFAULT HEREUNDER, AS A RESULT OF ANY SUCH UNCONTROLLABLE EVENT OR RESULTS OR EFFECTS THEREOF.

5.402 LIMITED RIGHT TO ABATEMENT OF RENT. If any portion of the Premises becomes unfit for occupancy and Tenant vacates such portion of the Premises because Landlord fails to deliver any service as required under
      Section 5.1 above for any period (other than a reconstruction period conducted pursuant to Section 7.1 or Article 8 below) exceeding ten (10) consecutive days after written notice by Tenant to Landlord and provided such failure is not caused by Tenant, Tenant's Contractors or any of their respective agents or employees, Tenant shall be entitled to a fair partial abatement of Basic Annual Rent and Additional Rent for any such portion of the Premises from the expiration of such ten (10) day period until such portion is again fit for occupancy.

SECTION 5.5 MODIFICATIONS. Notwithstanding anything herein to the contrary, Landlord reserves the right from time to time to make reasonable modifications to the above standards for utilities and services.

         ARTICLE 6--MAINTENANCE, REPAIRS, ALTERATIONS AND IMPROVEMENTS

SECTION 6.1 LANDLORD'S OBLIGATION TO MAINTAIN AND REPAIR. Subject to Sections
7.1 and 7.4 and Article 8 below, Landlord shall, at Landlord's cost and expense (but subject to Landlord's rights under Section 2.2 above) maintain and repair the exterior walls and windows and roof and load bearing elements of the Building. Except for load bearing elements of the Building located within the Premises, Landlord shall not be required to maintain or repair any portion of the Premises.

SECTION 6.2 TENANT'S OBLIGATION TO MAINTAIN AND REPAIR.

6.201 TENANT'S OBLIGATION. Subject to Sections 6.1, 7.1 and 7.4 and Article 8 of this Lease, Tenant shall, at Tenant's sole cost and expense, (i) maintain and keep the interior of the Premises (including, but not limited to, all fixtures, walls, ceilings, floors, doors, windows [except replacement of exterior plate glass], appliances and equipment which are a part of the Premises) in good repair and condition, (ii) repair or replace any damage or injury done to the Building or any other part of the Property caused by Tenant, Tenant's agents, employees, licensees, invitees or visitors or resulting from a breach of its obligations under this Section 6.2 and (iii) indemnify and hold Landlord harmless from, and reimburse Landlord for and with respect to, any and all costs, expenses (including reasonable attorneys' fees), claims and causes of action arising from or incurred by and/or asserted in connection with such maintenance, repairs, replacements, damage or injury. All maintenance, repairs and replacements performed by or on behalf of Tenant shall be performed in a good and workmanlike manner and in accordance with the standards applicable to alterations or improvements performed by Tenant. Tenant shall continue to pay Rent, without abatement, during any period that maintenance, repairs or replacements are performed or required to be performed by Tenant under this Section 6.2.

6.202 RIGHTS OF LANDLORD. Landlord shall have the same rights with respect to maintenance, repairs and/or replacements performed by Tenant as Landlord has with respect to Installations performed by Tenant under subsection
      6.303 below. In the event Tenant fails, in the reasonable judgment of Landlord, to maintain the Premises in good order, condition and repair, or otherwise satisfy its maintenance, repair and replacement obligations under subsection 6.201 above, Landlord shall have the right to perform such maintenance, repairs and replacements at Tenant's expense. Tenant shall pay to Landlord on demand any such cost or expense incurred by Landlord, together with interest thereon at the rate specified in Section
      15.10 below from the date of demand until paid and an administrative fee equal to ten percent (10%) of the costs incurred by Landlord.

SECTION 6.3 IMPROVEMENTS AND ALTERATIONS.

6.301 LANDLORD'S CONSTRUCTION OBLIGATION. Without in any way limiting Landlord's other obligations under this Lease, Landlord's sole construction obligation under this Lease is as set forth in the Work Letter.

6.302 ALTERATION OF BUILDING. LANDLORD HEREBY RESERVES THE RIGHT AND AT ALL TIMES SHALL HAVE THE RIGHT TO REPAIR, CHANGE, REDECORATE, ALTER, IMPROVE, MODIFY, RENOVATE, ENCLOSE OR MAKE ADDITIONS TO ANY PART OF THE PROPERTY (INCLUDING, WITHOUT LIMITATION, STRUCTURAL ELEMENTS AND LOAD BEARING ELEMENTS WITHIN THE PREMISES) AND TO ENCLOSE AND/OR CHANGE THE ARRANGEMENT AND/OR LOCATION OF DRIVEWAYS OR PARKING AREAS OR LANDSCAPING OR OTHER COMMON AREAS OF THE PROPERTY, ALL WITHOUT BEING HELD GUILTY OF AN ACTUAL OR CONSTRUCTIVE EVICTION OF TENANT OR BREACH OF THE IMPLIED WARRANTY OF SUITABILITY AND WITHOUT AN ABATEMENT OF RENT (THE "RESERVED RIGHT"). WITHOUT IN ANY WAY LIMITING THE GENERALITY OF THE FOREGOING, LANDLORD'S RESERVED RIGHT SHALL INCLUDE, BUT NOT

      BE LIMITED TO THE RIGHT TO DO ANY OF THE FOLLOWING: (i) erect and construct scaffolding, pipe, conduit and other structures on and within and outside of the Premises where reasonably required by the nature of the changes, alterations, improvements, modifications, renovations and//or additions being performed, (ii) perform within and outside of the Premises all work and other activities associated with such changes, alterations, improvements, modifications, renovations and/or additions being performed, (iii) repair, change, renovate, remodel, alter, improve, modify or make additions to the arrangement, appearance, location and/or size of entrances or passageways, doors and doorways, corridors, elevators, elevator lobbies, stairs, toilets or other Common Areas or Service Areas, (iv) temporarily close any Common Area and/or temporarily suspend Building services and facilities in connection with any repairs, changes, alterations, modifications, renovations or additions to any part of the Building, (v) repair, change, alter or improve plumbing, pipes and conduits located in the Building, including without limitation, those located within the Premises, the Common Areas, the Service Corridors or the Service Areas (hereinafter defined) of the Building and (vi) repair, change, modify, alter, improve, renovate or make additions to the Building central heating, ventilation, air conditioning, electrical, mechanical or plumbing systems. When exercising the Reserved Right, Landlord will interfere with Tenant's use and occupancy of the Premises as little as is reasonably practicable. Tenant shall be entitled to a fair and reasonable diminution of Rent during the period and to the extent that the Premises are (i) unsuitable for use to conduct Tenant's normal business operation and (ii) not used by Tenant on account of such unsuitability for more than ten (10) consecutive days, provided that if the interruption in use is not caused by casualty, condemnation or applicable laws, then such ten (10) period shall be reduced to five (5) consecutive days.

6.303 ALTERATIONS, ADDITIONS, IMPROVEMENTS AND INSTALLATIONS BY TENANT.
      Tenant shall not, without the prior written consent of Landlord, make any changes, modifications, alterations, additions or improvements (other than Tenant's Improvements under the Work Letter) to, or install any equipment or machinery (other than office equipment and unattached personal property) on, the Premises (all such changes, modifications, alterations, additions, improvements (other than Tenant's Improvements under the Work Letter) and installations approved by Landlord are herein collectively referred to as "INSTALLATIONS") if any such Installations would (i) affect any structural or load bearing portions of the Building,
      (ii) result in a material increase of electrical usage above the normal type and amount of electrical current to be provided by Landlord, (iii) result in an increase in Tenant's usage of heating or air conditioning,
      (iv) impact mechanical, electrical or plumbing systems in the Premises or the Building, (v) affect areas of the Premises which can be viewed from Common Areas, (vi) require greater or more difficult cleaning work (e.g., kitchens, reproduction rooms and interior glass partitions), (vii) adversely affect Landlord's ability to deliver Building services to other tenants of the Building or (viii) violate any provision in Article 4 above. As to Installations not covered by the preceding sentence, Tenant will not perform same without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. All Installations shall be at Tenant's sole cost and expense. Without in any way limiting Landlord's consent rights, Landlord shall not be required to give its consent until (a) Landlord approves the contractor or person making such Installations and approves such contractor's insurance coverage to be provided in connection with the work, (b) if plans and specifications are reasonably required for the performance of the applicable work, Landlord approves final and complete plans and specifications for such work and
      (c) the appropriate governmental agency, if any, has approved the plans and specifications for such work. All work performed by Tenant or its contractor relating to the Installations shall conform to applicable governmental laws, rules and regulations, including, without limitation, the Disability Acts. Upon completion of the Installations for which plans and specifications are required, Tenant shall deliver to Landlord "as built" plans. If Landlord performs such Installations, Tenant shall pay Landlord, as additional Rent, the cost thereof plus ten percent (10%) as reimbursement for Landlord's overhead. Each payment shall be made to Landlord within thirty (30) days after receipt of an invoice from Landlord. All Installations (other than Tenant's trade fixtures) that constitute improvements constructed within the Premises shall be surrendered with the Premises at the expiration or earlier termination of this Lease, unless Landlord requests that same be removed pursuant to
      Section 1.3 above. Tenant shall indemnify and hold Landlord harmless from, and reimburse Landlord for and with respect to, any and all costs, expenses (including reasonable attorneys' fees), demands, claims, causes of action and liens arising from or in connection with any Installations performed by or on behalf of Tenant.. All Installations performed by or on behalf of Tenant will be performed diligently and in a first-class workmanlike manner and in compliance with all applicable laws, ordinances, regulations and rules of any public authority having jurisdiction over the Building and/or Tenant's and Landlord's insurance carriers. Landlord will have the right, but not the obligation, to inspect periodically the work on the Premises and may require reasonable changes in the method or quality of the work.

6.304 APPROVALS. Any approval by Landlord (or Landlord's architect and/or engineers) of any of Tenant's contractors or Tenant's drawings, plans or specifications which are prepared in connection with any construction of improvements (including without limitation, Tenant's Improvements) in the Premises shall not in any way be construed as or constitute a representation or warranty of Landlord as to the abilities of the contractor or the adequacy or sufficiency of such drawings, plans or specifications or the improvements to which they relate, for any use, purpose or condition.

                    ARTICLE 7--INSURANCE, FIRE AND CASUALTY

SECTION 7.1 TOTAL OR PARTIAL DESTRUCTION OF THE BUILDING OR THE PREMISES. In the event that the Building should be totally destroyed by fire or other casualty or in the event the Building (or any portion thereof) should be so damaged that rebuilding or repairs cannot be completed, in Landlord's reasonable opinion, within one hundred eighty (180) days after commencement of repairs to the Building, Landlord may, at its option, terminate this Lease, in which event Basic Annual Rent and Additional Rent shall be abated during the unexpired portion of this Lease effective with the date of such damage. Landlord shall exercise the termination right pursuant to the preceding sentence, if at all, by delivering written notice of termination to Tenant within ten (10) days after determining that the repairs cannot be completed within such one hundred eighty (180) day period. In the event that the Premises should be so damaged by fire or other casualty that rebuilding or repairs cannot be completed, in Landlord's reasonable opinion, within one hundred eighty (180) days after the commencement of repairs to the Premises, Tenant may, at its option terminate this Lease, in which event Basic Annual Rent and Additional Rent shall be abated during the unexpired portion of this Lease, effective the date of termination. Tenant shall exercise the termination right pursuant to the preceding sentence, if at all, by delivering written notice of termination to Landlord within ten (10) days after being advised by Landlord that the repairs cannot be completed within such one hundred eighty (180) day period. In the event the Building or the Premises should be damaged by fire or other casualty and, in Landlord's reasonable opinion, the rebuilding or repairs can be completed within one hundred eighty
(180) days after the commencement of repairs to the Building or Premises, as applicable, or if the damage should be more serious but neither Landlord nor Tenant elect to terminate this Lease pursuant to this Section, in either such event Landlord shall, within sixty (60) days after the date of such damage, commence (and thereafter pursue with reasonable diligence) repairing the Building and the Premises (including Tenant's Improvements), but only to the extent of insurance proceeds actually received by Landlord for such repairs, to substantially the same condition which existed immediately prior to the happening of the casualty. In no event shall Landlord be required to rebuild, repair or replace any part of the furniture, equipment, fixtures, inventory, supplies or any other personalty or any other improvements (except Tenant's Improvements to the extent set forth in the preceding sentence), which may have been placed by Tenant within the Building or at the Premises. Landlord shall allow Tenant a fair diminution of Basic Annual Rent and Additional Rent during the time the Premises are unfit for the conduct of Tenant's business; provided, that if such casualty was caused primarily by Tenant, its agents, employees, licensees, contractors or invitees, Basic Annual Rent and Additional Rent shall be abated only to the extent Landlord is compensated for such Basic Annual Rent and Additional Rent by loss of rents insurance, if any. Notwithstanding Landlord's restoration obligation, in the event any mortgagee under a deed of trust, security agreement or mortgage on the Building should require that the insurance proceeds be used to retire or reduce the mortgage debt or if the insurance company issuing Landlord's fire and casualty insurance policy fails or refuses to pay Landlord the proceeds under such policy, Landlord shall have no obligation to rebuild and this Lease shall terminate upon notice by Landlord to Tenant. Subject to the provisions of subsection 7.201(c) below, any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or to the Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

SECTION 7.2 TENANT'S INSURANCE.

7.201 TYPES OF COVERAGE. Tenant covenants and agrees that from and after the date which is ten (10) days prior to Tenant's occupancy of the Premises, Tenant will carry and maintain, at its sole cost and expense, the insurance set forth in paragraphs (a), (b) and (c) of this subsection.

     (a) Commercial General Liability Insurance covering the Premises and Tenant's use thereof against claims for personal or bodily injury or death or property damage occurring upon, in or about the Premises (including contractual indemnity and liability coverage), such insurance to insure both Tenant and, as additional named insureds, Landlord and the Property Manager, and to afford protection to the limit of not less than $2,000,000.00, combined single limit, in respect to injury or death to any number of persons and all property damage arising out of any one (1) occurrence, with a deductible acceptable to Landlord. This insurance coverage shall (i) extend to any liability of Tenant arising out of the indemnities provided for in this Lease and (ii) be issued on an "occurrence" basis, as opposed to a "claims made" basis.

     (b) Property insurance on an all-risk basis (including, without limitation, coverage against fire, wind, tornado, vandalism, malicious mischief, water damage and sprinkler leakage) covering all fixtures, equipment and personalty located in the Premises and endorsed to provide one hundred percent (100%) replacement cost coverage. Such policy will be written in the names of Tenant, Landlord and any other parties reasonably designated by Landlord from time to time, as their respective interests may appear. The property insurance may, with the consent of the Landlord, provide for a reasonable deductible.

     (c) Worker's compensation insurance insuring against and satisfying Tenant's obligations and liabilities under the worker's compensation laws of the State of Texas, together with employer's liability insurance in an amount not less than $1,000,000.00.

7.202 OTHER REQUIREMENTS OF INSURANCE. All such insurance will be issued and underwritten by companies reasonably acceptable to Landlord and will contain endorsements that (a) such insurance may not lapse with respect to Landlord or Property Manager or be canceled or amended with respect to Landlord or Property Manager without the insurance company giving Landlord and Property Manager at least thirty (30) days prior written notice of such cancellation or amendment, (b) Tenant will be solely responsible for payment of premiums, (c) in the event of payment of any loss covered by such policy, Landlord or Landlord's designees will be paid first by the insurance company for Landlord's loss and (d) Tenant's insurance is primary in the event of overlapping coverage which may be carried by Landlord.

7.203 PROOF OF INSURANCE. Tenant shall deliver to Landlord duplicate originals of all policies of insurance required by this Section 7.2 or duly executed originals of the evidence of such insurance (on ACORD form 27 or a similar form) evidencing in-force coverage, stating that Landlord is an additional insured thereunder, agreeing to give Landlord at least thirty
      (30) days written notice prior to termination, cancellation or any modification adversely affecting Landlord within ten (10) days before Tenant's occupancy of the Premises and providing such other information as is required by subsection 7.202 above. Further, Tenant shall deliver to Landlord renewals thereof at least thirty (30) days prior to the expiration of the respective policy terms.

SECTION 7.3 LANDLORD'S INSURANCE.

7.301 TYPES OF COVERAGE. Landlord covenants and agrees that from and after the date of delivery of the Premises from Landlord to Tenant, Landlord will carry and maintain, at its sole cost and expense, the insurance set forth in paragraphs (a) and (b) of this subsection.

      (a) Commercial General Liability Insurance covering the Building and all Common Areas, but excluding the Premises, insuring against claims for personal or bodily injury or death or property damage occurring upon, in or about the Building or Common Areas to afford protection to the limit of not less than $2,000,000.00 combined single limit in respect to injury or death to any number of persons and property damage arising out of any one (1) occurrence. This insurance coverage shall extend to any liability of Landlord arising out of the indemnities provided for in this Lease.

      (b) Landlord shall at all times during the term hereof maintain in effect a policy or policies of all risk extended coverage insurance covering the Building (excluding property required


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

      to be insured by Tenant) endorsed to provide full replacement cost coverage and providing protection against perils included within the standard Texas form of fire and extended coverage insurance policy, together with insurance against sprinkler damage, vandalism, malicious mischief and such other risks as Landlord may from time to time determine and with any such deductibles as Landlord may from time to time determine.

7.302 SELF INSURANCE AND BLANKET INSURANCE. Any insurance provided for in subsection 7.301 above may be effected by self-insurance or by a policy or policies of blanket insurance covering additional items or locations or assureds, provided that the requirements of this Section 7.3 are otherwise satisfied. Tenant shall have no rights in any policy or policies maintained by Landlord.

SECTION 7.4 WAIVER OF SUBROGATION. Landlord and Tenant each hereby waives any rights it may have against the other (including, but not limited to, a direct action for damages) on account of any loss or damage occasioned to Landlord or Tenant, as the case may be (EVEN IF (X) SUCH LOSS OR DAMAGE (A) IS CAUSED BY THE FAULT, NEGLIGENCE OR OTHER TORTIOUS CONDUCT, ACTS OR OMISSIONS OF THE RELEASED PARTY OR THE RELEASED PARTY'S DIRECTORS, EMPLOYEES, AGENTS OR INVITEES AND/OR (B) THE RELEASED PARTY IS STRICTLY LIABLE FOR SUCH LOSS OR DAMAGE), to their respective property, the Premises, its contents or to any other portion of the Building or the Property arising from any risk (without regard to the amount of coverage or the amount of deductible) covered by the property insurance required to be carried by Tenant and Landlord, respectively, under subsections 7.201(b) and 7.301(b) above. The foregoing waiver shall be effective even if either or both parties fail to carry the property insurance required by Sections 7.201(b) and 7.301(b) above. If a party waiving rights under this Section is carrying an all risk property insurance policy in the promulgated form used in the State of Texas and an amendment to such promulgated form is passed, such amendment shall be deemed not a part of such promulgated form until it applies to the policy being carried by the waiving party. Without in any way limiting the foregoing waivers and to the extent permitted by applicable law, the parties hereto each, on behalf of their respective insurance companies insuring the property of either Landlord or Tenant against any such loss, waive any right of subrogation that Landlord or Tenant or their respective insurers may have against the other party or their respective officers, directors, employees, agents or invitees and all rights of their respective insurance companies based upon an assignment from its insured. Each party to this Lease agrees immediately to give to each such insurance company written notification of the terms of the mutual waivers contained in this Section and to have said insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said waivers. The foregoing waiver shall be effective whether or not the parties maintain the required insurance.

SECTION 7.5 INDEMNITY.

7.501 TENANT'S INDEMNITY. Subject to the limitation and exclusions set forth below in this subsection, Tenant will indemnify and hold harmless Landlord, Property Manager, their respective officers, directors, and employees and any other parties for whom Landlord and/or Property Manager are legally responsible (each a "LANDLORD INDEMNIFIED PARTY") from, and shall reimburse each Landlord Indemnified Party for and with respect to, any and all costs, expenses (including, without limitation, reasonable attorneys fees), claims, demands, actions, proceedings, judgments, hearings, damages, losses and liabilities brought or asserted by or


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

      payable to any third party on account of personal injury, death, property damage or any other form of injury or damage (each a "CLAIM" and collectively the "CLAIMS") arising out of or relating to (a) an incident or event which occurred within or on the Premises, EVEN IF THE (X) INCIDENT OR EVENT IS THE RESULT OF OR CAUSED BY THE NEGLIGENT ACTS OR OMISSIONS OF ANY LANDLORD INDEMNIFIED PARTY OR (Y) THE LANDLORD INDEMNIFIED PARTY IS STRICTLY LIABLE FOR ANY CLAIM ARISING FROM SUCH INCIDENT OR EVENT, (b) the use or occupancy of the Premises, EVEN IF (X) THE CLAIM IS THE RESULT OF OR CAUSED BY THE NEGLIGENT ACTS OR OMISSIONS OF ANY LANDLORD INDEMNIFIED PARTY OR (Y) THE LANDLORD INDEMNIFIED PARTY IS STRICTLY LIABLE FOR SUCH CLAIM, or (c) any breach of this Lease by Tenant and which resulted in a Claim. The indemnification and reimbursement obligations of Tenant under this subsection (i) shall be limited to the greater of the amount of Commercial General Liability Insurance required to be carried by Tenant under this Lease or $5,000,000 and (ii) shall not apply to a Claim (a) waived by Landlord under Section
      7.4 above or any other provision of this Lease, (b) related to hazardous or toxic materials and caused by an act or omission that does not constitute a breach by Tenant of the provisions of subsection 4.102 above or EXHIBIT H attached hereto, (c) arising out of the gross negligence or intentional misconduct of the Landlord Indemnified Party or (d) resulting from host liquor liability. If a third party files a lawsuit or brings any other legal action asserting a Claim against a Landlord Indemnified Party and that is covered by Tenant's indemnity, then Tenant, upon notice from the Landlord Indemnified Party, shall resist and defend such Claim through counsel reasonably satisfactory to the Landlord Indemnified Party. Tenant's obligations under this subsection shall survive the termination of this Lease.

7.502 LANDLORD'S INDEMNITY. Subject to the limitation and exclusions set forth below in this subsection, Landlord will indemnify and hold harmless Tenant and its officers, directors, and employees and any other parties for whom Tenant is legally responsible (each a "TENANT INDEMNIFIED PARTY") from, and shall reimburse each Tenant Indemnified Party for and with respect to, any and all Claims (as defined in subsection 7.501 preceding) arising out of or relating to (a) an incident or event which occurred within or on the Common Areas, EVEN IF THE (X) INCIDENT OR EVENT IS THE RESULT OF OR CAUSED BY THE NEGLIGENT ACTS OR OMISSIONS OF ANY TENANT INDEMNIFIED PARTY OR (Y) THE TENANT INDEMNIFIED PARTY IS STRICTLY LIABLE FOR ANY CLAIM ARISING FROM SUCH INCIDENT OR EVENT, (b) the use of the Common Areas, EVEN IF (X) THE CLAIM IS THE RESULT OF OR CAUSED BY THE NEGLIGENT ACTS OR OMISSIONS OF ANY TENANT INDEMNIFIED PARTY OR (Y) THE TENANT INDEMNIFIED PARTY IS STRICTLY LIABLE FOR SUCH CLAIM, or (c) any breach of this Lease by Landlord and which resulted in a Claim. The indemnification and reimbursement obligations of Landlord under this subsection (i) shall be limited to the greater of the amount of Commercial General Liability Insurance required to be carried by Landlord under this Lease or $5,000,000 and (ii) shall not apply to a Claim (a) waived by Tenant under Section 7.4 above or any other provision of this Lease, (b) related to hazardous or toxic materials and caused by an act or omission that does not constitute a breach by Landlord of the provisions of subsection 4.102 above or EXHIBIT H attached hereto, (c) arising out of the gross negligence or intentional misconduct of the Tenant Indemnified Party or (d) resulting from host liquor liability. If a third party files a


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

      lawsuit or brings any other legal action asserting a Claim against a Tenant indemnified Party and that is covered by Landlord's indemnity, then Landlord, upon notice from the Tenant Indemnified Party, shall resist and defend such Claim through counsel reasonably satisfactory to the Tenant Indemnified Party. Landlord's obligations under this subsection shall survive the termination of this Lease.

                            ARTICLE 8--CONDEMNATION

SECTION 8.1 CONDEMNATION--CONTINUED USE NOT FEASIBLE. If the Property or any portion thereof that, in Landlord's reasonable opinion, is necessary to the continued efficient and/or economically feasible use of the Property shall be taken or condemned in whole or in part for public purposes, or sold to a condemning authority in lieu of taking, then the term of this Lease shall, at the option of Landlord, forthwith cease and terminate.

SECTION 8.2 TOTAL CONDEMNATION OF PREMISES. In the event that all or substantially all of the Premises is taken or condemned or sold in lieu thereof or Tenant will be unable to use a substantial portion of the Premises for a period of one hundred eighty (180) consecutive days by reason of a temporary taking, either Landlord or Tenant may terminate this Lease by delivering written notice thereof to the other within ten (10) business days after the taking, condemnation or sale in lieu thereof.

SECTION 8.3 CONDEMNATION WITHOUT TERMINATION. If upon a taking or condemnation or sale in lieu of the taking of all or less than all of the Property which gives either Landlord or Tenant the right to terminate this Lease pursuant to
Section 8.1 or 8.2 above and neither Landlord nor Tenant elect to exercise such termination right, then this Lease shall continue in full force and effect, provided that, if the taking, condemnation or sale includes any portion of the Premises, the Basic Annual Rent and Additional Rent shall be redetermined on the basis of the remaining square feet of Agreed Rentable Area of the Premises. Landlord, at Landlord's sole option and expense, shall restore and reconstruct the Building to substantially its former condition to the extent that the same may be reasonably feasible, but such work shall not be required to exceed the scope of the work done by Landlord in originally constructing the Building, nor shall Landlord in any event be required to spend for such work an amount in excess of the amount received by Landlord as compensation or damages (over and above amounts going to the mortgagee of the property taken) for the part of the Building or the Premises so taken.

SECTION 8.4 CONDEMNATION PROCEEDS. Landlord shall receive the entire award (which shall include sales proceeds) payable as a result of a condemnation, taking or sale in lieu thereof. Tenant hereby expressly assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in and to any such award. Tenant shall, however, have the right to recover from such authority through a separate award which does not reduce Landlord's award, any compensation as may be awarded to Tenant on account of moving and relocation expenses and depreciation to and removal of Tenant's physical property.

                                ARTICLE 9--LIENS

Tenant shall keep the Premises and the Property free from all liens arising out of any work performed, materials furnished or obligations incurred by or for Tenant and Tenant shall indemnify and hold harmless Landlord from and against, and reimburse Landlord for and with respect to, any and all Claims, arising from or in connection with any such liens. In the event that Tenant shall not, within ten (10) days following written notification from Landlord to Tenant of the imposition of any such lien, cause the same to be released of record by payment or the posting of a bond in amount, form and substance acceptable to Landlord, Landlord shall have, in addition to all other remedies provided herein and by law, the right but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of or defense against the claim giving rise to such lien. All amounts paid or incurred by Landlord in connection therewith shall be paid by Tenant to Landlord on demand and shall bear interest from the date of demand until paid at the rate set forth in Section 15.10 below. Nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific improvement, alteration or repair of or to the Building or the Premises or any part thereof, nor as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any mechanic's or other liens against the interest of Landlord in the Property or the Premises.

                     ARTICLE 10--TAXES ON TENANT'S PROPERTY

Tenant shall be liable for and shall pay, prior to their becoming delinquent, any and all taxes and assessments levied against, and any increases in Real Estate Taxes as a result of, any personal property or trade or other fixtures placed by Tenant in or about the Premises. In the event Landlord pays any such additional taxes or increases, Tenant will, within thirty (30) days after demand, reimburse Landlord for the amount thereof. Without in any way limiting the foregoing provisions, if any authority levying real and personal property taxes against the Tower as a standard practice for determining the value of the Tower for tax purposes includes a component for tenant improvements or non-movable trade fixtures of individual tenants, Tenant will pay Landlord any portion of such taxes which is equal to the product of (i) the total of such taxes multiplied by (ii) the fraction the numerator of which is the cost of tenant improvements or non-movable trade fixtures in the Premises in excess of the Building standard or existing improvements (collectively, "ABOVE STANDARD IMPROVEMENTS") and the denominator of which is the cost of all tenant improvements in the Tower. Upon receipt of any such tax statement, Landlord will compute Tenant's share of taxes attributable to Above Standard Improvements, and submit a statement to Tenant evidencing the method of calculation. Tenant will pay to Landlord together with the next monthly installment of Base Annual Rent due after the receipt of Landlord's statement the entire amount due under this Article. The method of calculation of the share of taxes attributable to Above Standard Improvements will be subject to adjustment by Landlord from time to time in order to reflect the method currently utilized by taxing authorities to calculate taxes for Above Standard Improvements. If Tenant is assessed for taxes for Above Standard Improvements directly by the taxing authorities, Tenant will pay the same before delinquency and deliver to Landlord copies of receipts for payment of such taxes and assessments no later than ten (10) days prior to the deadline for payment without imposition of penalty.


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

                      ARTICLE 11--SUBLETTING AND ASSIGNING

SECTION 11.1 SUBLEASE AND ASSIGNMENT.

11.101 GENERAL PROHIBITION ON ASSIGNMENT AND SUBLEASING. Except as permitted by subsection 11.102, Tenant shall not assign this Lease, or allow it to be assigned, in whole or in part, by operation of law or otherwise (it being agreed that for purposes of this Lease, assignment shall include, without limitation, the transfer of a majority interest of stock, partnership or other forms of ownership interests, merger or dissolution) or mortgage or pledge the same, or sublet the Premises or any part thereof or permit the Premises to be occupied by any firm, person, partnership or corporation or any combination thereof, other than Tenant, without the prior written consent of Landlord. Notwithstanding any subletting or assignment by Tenant hereunder or any provision herein to the contrary, Tenant shall remain fully liable for the performance of all the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be performed, including without limitation, Tenant's obligation to pay Basic Rent and Additional Rent during the entire Term. Tenant shall deliver to Landlord a copy of each assignment or sublease entered into by Tenant promptly after the execution thereof, whether or not Landlord's consent is required in connection therewith. No assignee or sublessee of the Premises or any portion thereof may assign or sublet the Premises or any portion thereof. Consent by Landlord to one or more assignments or sublettings shall not operate as a waiver of Landlord's rights as to any subsequent assignments and/or sublettings. Any assignment made by Tenant shall be in recordable form and shall contain a covenant of assumption by the assignee running to Landlord. All reasonable legal fees and expenses incurred by Landlord in connection with any assignment or sublease proposed by Tenant will be the responsibility of Tenant and will be paid by Tenant within thirty (30) days of receipt of an invoice from Landlord.

11.102 ASSIGNMENT TO AFFILIATE AND PERMITTED OFFERINGS.

       (a) Notwithstanding the prohibition against assignment and subleasing contained in subsection 11.101, Tenant may, without the prior written consent of Landlord, but only after giving Landlord at least thirty (30) days prior written notice (which notice shall include the identity of the Affiliate [hereinafter defined], the relationship of the Affiliate to Tenant and the form of the proposed assignment or sublease, which shall be in form reasonably satisfactory to Landlord), sublet the Premises or any part thereof to an Affiliate or assign this Lease to an Affiliate or permit occupancy of any portion of the Premises by an Affiliate. The term "Affiliate" shall mean (i) any corporation which, directly or indirectly, controls or is controlled by or is under common control with Tenant or (ii) any corporation not less than fifty percent (50%) of whose outstanding stock shall, at the time, be owned directly or indirectly by Tenant or Tenant's parent corporation, or (iii) any entity which merges with Tenant or a new entity which results from a merger between Tenant and another entity, provided such merged entity or new resulting entity has a financial net worth at least equal to the greater of
              (a) the net worth of Tenant on the date of this Lease or (b) the net worth of Tenant immediately prior to the merger. For purposes of this subsection (b), "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities or by contract or otherwise and ownership of the liabilities, losses, profits and tax benefits for such entity.

     (b) Notwithstanding any provision or inference in this Lease to the contrary, Tenant may issue new stock in connection with any public offering or private placement of such stock.

SECTION 11.2 LANDLORD'S RIGHTS.

11.201 LANDLORD'S TERMINATION AND CONSENT RIGHTS.

     (a) If Tenant desires to assign any portion of this Lease or sublease any portion of the Premises to any party other than an Affiliate, Tenant shall submit to Landlord (a) in writing the name of the proposed assignee or subtenant, as applicable, the nature of the proposed assignee or subtenant's business and, as applicable, the portion of this Lease Tenant desires to assign or the portion of the Premises which Tenant desires to sublease, (b) a current balance sheet and income statement for such proposed assignee or subtenant, as applicable, (c) a copy of the proposed form of sublease (THE "PROPOSED SUBLEASE") or proposed form of assignment ("PROPOSED ASSIGNMENT"), as applicable, (d) recommendations for the proposed assignee or subtenant, as applicable from two (2) prior landlords of the proposed assignee or subtenant (with the understanding that if such proposed assignee or subtenant does not have two prior landlords, then recommendations will be required only from such proposed assignee's or subtenant's prior landlord, if any), (e) the portion of the Premises which Tenant proposes to sublease or the percentage of Tenant's leasehold estate that Tenant proposes to assign, as applicable, and (e) such other information as Landlord may reasonably request (such documents and information, collectively the "REQUIRED INFORMATION").

     (b) Subject to Tenant's right under the next following sentence, Landlord shall have the right to terminate this Lease as to the Applicable Portion of the Premises (hereinafter defined), by delivering to Tenant, within fifteen (15) days after Landlord receives the Required Information, a written notice in which (i) Landlord elects to terminate this Lease to the Applicable Portion of the Premises and (ii) Landlord specifies the date on which this Lease will terminate as to the Applicable Portion of the Premises (the "SPECIFIED TERMINATION DATE"), which Specified Termination Date shall not be sooner than 30 days after the date of the applicable notice of termination, nor later than 90 days after the date of the applicable notice of termination. If Landlord forwards a notice of termination in accordance with the preceding provisions, Tenant shall have the right to withdraw its request for Landlord's consent to a Proposed Sublease or Proposed Assignment by delivering Landlord written notice thereof (each such notice a "NOTICE OF WITHDRAWAL") within five (5) days after receiving Landlord's termination notice. If Tenant timely delivers a Notice of Withdrawal, the applicable termination notice shall be deemed null and void and this Lease shall not terminate with respect to the Applicable Portion of the Premises. If Tenant fails to deliver a Notice of Withdrawal within the required 3-day period, then Landlord's applicable notice of termination shall be and remain in full force and effect and this Lease shall terminate on the Specified Termination Date with respect to the Applicable Portion of the Premises (the Applicable Portion of the Premises covered by each such notice of termination which remains in full force and effect, the "TERMINATED SPACE"). The "APPLICABLE PORTION OF THE PREMISES" shall mean the following: (A) if the applicable Proposed Sublease is for the entire Premises or the applicable Proposed Assignment is for Tenant's leasehold estate in all of the Premises, the Applicable Portion of the Premises shall mean the entire Premises;
            (B) if the Proposed Sublease covers less than all of the Premises or the Proposed Assignment is an assignment of Tenant's leasehold estate in less than all of the Premises, the Applicable Portion of the Premises shall mean the portion of the Premises that is the subject of the applicable Proposed Sublease or the portion of the Premises with respect to which Tenant proposes to assign its leasehold estate pursuant to the applicable Proposed Assignment.

     (c) If Landlord does not exercise its termination right with respect to the Applicable Portion of the Premises within the required 15-day period, then Landlord shall be deemed to have waived its right to terminate this Lease with respect to the Applicable Portion of the Premises, but shall have the right to consent or withhold its consent to the applicable Proposed Assignment or Proposed Sublease by delivering written notice thereof to Tenant within five (5) days after such 15-day period. If Landlord does not exercise its right to consent or withhold its consent in respect of a Proposed Assignment or Proposed Sublease, as applicable, within such 5-day period, then Landlord shall be deemed to have consented to the Proposed Assignment or Proposed Sublease, as applicable.

11.202 EFFECT OF TERMINATION. If the Terminated Space is the entire Premises, Base Rent and Additional Rent shall be prorated to the Termination Date. If the Terminated Space is less than the entire Premises, then, from and after the applicable Specified Termination Date, (i) the Base Rent shall be reduced by the amount of Base Rent that was being paid in respect of the Terminated Space as of the applicable Specified Termination Date,
       (iii) the Agreed Rentable Area of the Premises shall be decreased by the square feet of rentable area of the Terminated Space, (iv) Tenant's estimated payments of Additional Rent shall be recalculated on the basis of the revised Agreed Rentable Area of the Premises, (v) if the Terminated Space adjoins another portion of the Premises, Tenant shall, at Tenant's sole cost and expense, construct and finish such demising walls as are necessary to physically separate the Premises from the Terminated Space, and (vi) if the Terminated Space is part of a floor which is fully included in the Premises, Landlord shall have the right
       (a) to construct and finish in accordance with Building standards or to cause Tenant to construct and finish in accordance with Building standards such demising walls as are necessary (x) to construct a public corridor so as to convert the floor to a multi-tenant floor and (y) to convert the restrooms on such floor (including access thereto) to restrooms which will serve the entire floor, as opposed to only the Premises and (b) to make such revisions, if any, are necessary, to properly light, heat, cool and ventilate the public corridor and public restrooms. The alterations performed by Tenant pursuant to this paragraph shall be deemed Installations and therefore subject to the provisions of subsection 6.303.


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


SECTION 11.3 LANDLORD'S RIGHTS RELATING TO ASSIGNEE OR SUBTENANT. Without limiting Landlord's consent rights and as a condition to obtaining Landlord's consent, (i) each assignee must assume all obligations under this Lease, and
(ii) each sublessee must confirm that its sublease is subject and subordinate to this Lease. In addition, each assignee and sublessee shall agree to cause the Premises to comply at all times with all requirements of the Disability Acts (as amended), including, but not limited to, obligations arising out of or associated with such assignee's or subtenant's use of or activities or business operations conducted within the Premises. No assignee or sublessee of the Premises or any portion thereof may assign or sublet the Premises or any portion thereof. To the extent the rentals or income derived from any sublease or assignment exceed the sum of the rentals payable under this Lease in respect of the portion of the Premises covered by such sublease or assignment (such excess, the "EXCESS SUBLEASE RENTS"), Landlord shall be entitled to fifty percent (50%) of such Excess Sublease Rents and Tenant shall pay Landlord its share of Excess Sublease Rents promptly after receipt thereof. If this Lease or any part hereof is assigned or the Premises or any part thereof are sublet, Landlord may at its option collect directly from such assignee or sublessee all rents becoming due to Tenant under such assignment or sublease, in which event Landlord shall first apply such rent against any sums due to Landlord by Tenant hereunder and Tenant shall be entitled to the remainder, if any, but only to the extent of Tenant's share of Excess Sublease Rents. Tenant hereby authorizes and directs any such assignee or sublessee to make such payments of rent direct to Landlord upon receipt of notice from Landlord and Tenant agrees that any such payments made by an assignee or sublessee to Landlord shall, to the extent of the payments so made, be a full and complete release and discharge of rent owed to Tenant by such assignee or sublessee. No direct collection by Landlord from any such assignee or sublessee shall be construed to constitute a novation or a release of Tenant or any guarantor of Tenant from the further performance of its obligations hereunder. Receipt by Landlord of rent from any assignee, sublessee or occupant of the Premises or any part thereof shall not be deemed a waiver of the above covenant in this Lease against assignment and subletting or a release of Tenant under this Lease. In the event that, following an assignment or subletting, this Lease or the rights and obligations of Tenant hereunder are terminated for any reason, including without limitation in connection with an Event of Default by or bankruptcy of Tenant (which, for the purposes of this Section 11.3, shall include all persons or entities claiming by or through Tenant), Landlord may, at its sole option, consider this Lease to be thereafter a direct lease to the assignee or subtenant of Tenant upon the terms and conditions contained in this Lease.

SECTION 11.4 ASSIGNMENT AND BANKRUPTCY.

11.401 ASSIGNMENTS AFTER BANKRUPTCY. If, pursuant to applicable bankruptcy law (as hereinafter defined), Tenant (or its successor in interest hereunder) is permitted to assign this Lease in disregard of the restrictions contained in this Article 11 (or if this Lease shall be assumed by a trustee for such person), the trustee or assignee shall cure any default under this Lease and shall provide adequate assurance of future performance by the trustee or assignee including (1) of the source of payment of Basic Annual Rent and performance of other obligations under this Lease (for which adequate assurance shall mean the deposit of cash security with Landlord in an amount equal to the sum of one (1) year's Basic Annual Rent, Additional Rent and other Rent then reserved hereunder for the calendar year preceding the year in which such assignment is intended to become effective, which deposit shall be held by Landlord, without interest, for the balance of the Term as security for the full and faithful performance of all of the obligations under this Lease on the part of Tenant yet to be performed) and that any such assignee of this Lease shall have a net worth exclusive of good will, computed in accordance with the generally accepted accounting principles, equal to at least ten (10) times the aggregate of the Basic Annual Rent reserved hereunder; and (2) that the use of the Premises shall be in accordance with the requirements of Article 3 hereof and, further, shall in no way diminish the reputation of the Building as a first-class office building or impose any additional burden upon the Building or increase the services to be provided by Landlord. If all defaults are not cured and such adequate assurance is not provided within sixty (60) days after there has been an order for relief under applicable bankruptcy law, then this Lease shall be deemed rejected, Tenant or any other person in possession shall vacate the Premises, and Landlord shall be entitled to retain any Basic Annual Rent, Additional Rent and any other Rent, together with any security deposit previously received from the Tenant, and shall have no further liability to Tenant or any person claiming through Tenant or any trustee.

11.402 BANKRUPTCY OF ASSIGNEE. If Tenant assigns this Lease to any party and such party or its successors or representatives causes termination or rejection of this Lease pursuant to applicable bankruptcy law, then, notwithstanding any such termination or rejection, Tenant (A) shall remain fully liable for the performance of all covenants, agreements, terms, provisions and conditions contained in this Lease, as though the assignment never occurred and (B) shall, without in any way limiting the foregoing, in writing ratify the terms of this Lease, as same existed immediately prior to the termination or rejection.

              ARTICLE 12--TRANSFERS BY LANDLORD, SUBORDINATION AND
                         TENANT'S ESTOPPEL CERTIFICATE

SECTION 12.1 SALE OF THE PROPERTY. In the event of any transfer of title to the Building, the transferor shall automatically be relieved and freed of all obligations of Landlord under this Lease accruing after such transfer, provided that if a Security Deposit has been made by Tenant, Landlord shall not be released from liability with respect thereto unless Landlord transfers the Security Deposit to the transferee.

SECTION 12.2 SUBORDINATION, ATTORNMENT AND NOTICE. This Lease is subject and subordinate to (i) any lease now or hereafter existing wherein Landlord is the tenant (each such lease, a "GROUND LEASE") and to the liens of any and all now or hereafter existing mortgages and deeds of trust affecting the Property or any portion thereof (each such mortgage and deed of trust, a "MORTGAGE"), (ii) any and all advances (including interest thereon) to be made under any such Ground Lease or Mortgage and (iii) all modifications, consolidations, renewals, replacements and extensions of any such Ground Lease or Mortgage; provided that the foregoing subordination is conditioned upon and subject to the lessor under any such Ground Lease and the holder of any such Mortgage delivering to and entering into with Tenant a non-disturbance (each a "NON-DISTURBANCE AGREEMENT"). Tenant also agrees that any lessor under a Ground Lease and any mortgagee or trustee under a Mortgage may elect (which election shall be revocable) to have this Lease superior to any Ground Lease or lien of its Mortgage, as applicable, and, in the event of such election and upon notification by such lessor, mortgagee or trustee to Tenant to that effect, this Lease shall be deemed superior to the said Ground Lease or Mortgage, as applicable, whether this Lease

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is dated prior to or subsequent to the date of said Ground Lease or Mortgage.
Tenant shall, in the event of the sale or assignment of Landlord's interest in the Premises (except in a sale-leaseback financing transaction), or in the event of the termination of any Ground Lease, attorn to and recognize such purchaser, assignee, mortgagee or lessor, as applicable, as Landlord under this Lease, provided that the lessor under such Ground Lease or the holder of any such Mortgage has delivered to and entered into with Tenant a Non-Disturbance Agreement. Tenant shall, in the event of a termination of a Ground Lease or any proceedings brought for the foreclosure of, or in the event of the exercise of the power of sale under, any mortgage or deed of trust covering the Premises, attorn to and recognize the lessor under such Ground Lease or the purchaser at such sale, assignee or mortgagee, as the case may be, as Landlord under this Lease, provided that the lessor under such Ground Lease or the holder of any such mortgage or deed of trust has delivered to and entered into with Tenant a Non-Disturbance Agreement. Provided a Non-Disturbance Agreement has been entered into by the parties, the above subordination and attornment clauses shall be self-operative and no further instruments of subordination or attornment need be required by any mortgagee, trustee, lessor, purchaser or assignee. In confirmation thereof, Tenant agrees that, upon the request of Landlord, or any such lessor, mortgagee, trustee, purchaser or assignee, Tenant shall execute and deliver a subordination and attornment agreement in form reasonably satisfactory to Tenant.

SECTION 12.3 TENANT'S ESTOPPEL CERTIFICATE. Tenant shall, within five (5) days after receiving a written request from Landlord or any mortgagee of Landlord, without additional consideration, deliver an estoppel certificate, consisting of reasonable statements required by Landlord, any mortgagee or purchaser of any interest in the Property, which statements may include but shall not be limited to the following: this Lease is in full force and effect, with rental paid through a specified date; this Lease has not been modified or amended; Landlord is not in default and Landlord has fully performed all of Landlord's obligations hereunder; and such other statements as may reasonably be required by the requesting party. If Tenant is unable to make any of the statements contained in the estoppel certificate because the same is untrue, Tenant shall with specificity state the reason why such statement is untrue. Tenant shall, if requested by Landlord or any such mortgagee, deliver to Landlord a fully executed instrument in form reasonably satisfactory to Landlord evidencing the agreement of Tenant to the mortgage or other hypothecation by Landlord of the interest of Landlord hereunder.

                              ARTICLE 13--DEFAULT

SECTION 13.1 DEFAULTS BY TENANT. The occurrence of any of the events described in subsections 13.101 through 13.108 shall constitute a default by Tenant under this Lease.

13.101 FAILURE TO PAY RENT. With respect to the first two payments of Rent not made by Tenant when due in any twelve (12) month period, the failure by Tenant to make either such payment to Landlord within three (3) business days after Tenant receives written notice specifying that the payment was not made when due. With respect to any other payment of Rent, the failure by Tenant to make such payment of Rent to Landlord when due, no notice of any such failure being required.

13.102 FAILURE TO PERFORM. Except for a failure covered by subsection 13.101 above or 13.103 below, any failure by Tenant to observe and perform any provision of this Lease to be

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

       observed or performed by Tenant where such failure continues for thirty
       (30) days after written notice to Tenant, provided that if such failure cannot be cured within said thirty (30) day period, Tenant shall not be in default hereunder so long as Tenant commences curative action within such thirty (30) day period, diligently and continuously pursues the curative action and fully and completely cures the failure within ninety
       (90) days after such written notice to Tenant.

13.103 CONTINUAL FAILURE TO PERFORM. The third failure by Tenant in any twelve
       (12) month period to perform and observe a particular provision of this Lease to be observed or performed by Tenant (other than the failure to pay Rent, which in all instances will be covered by subsection 13.101 above), no notice being required for any such third failure.

13.104 BANKRUPTCY, INSOLVENCY, ETC. Tenant or any guarantor of Tenant's obligations hereunder (hereinafter called "GUARANTOR", whether one (1) or more), (i) cannot meet its obligations as they become due, (ii) becomes or is declared insolvent according to any law, (iii) makes a transfer in fraud of creditors according to any applicable law, (iv) assigns or conveys all or a substantial portion of its property for the benefit or creditors or (v) Tenant or Guarantor files a petition for relief under the Federal Bankruptcy Code or any other present or future federal or state insolvency, bankruptcy or similar law (collectively, "applicable bankruptcy law"); a receiver or trustee is appointed for Tenant or Guarantor or its property; the interest of Tenant or Guarantor under this Lease is levied on under execution or under other legal process; any involuntary petition is filed against Tenant or Guarantor under applicable bankruptcy law; or any action under applicable bankruptcy law is taken to reorganize or modify Tenant's or Guarantor's capital structure if either Tenant or Guarantor be a corporation or other entity (provided that no such levy, execution, legal process or petition filed against Tenant or Guarantor shall constitute a breach of this Lease if Tenant or Guarantor shall vigorously contest the same by appropriate proceedings and shall remove or vacate the same within ninety (90) days from the date of its creation, service or filing).

13.105 LOSS OF RIGHT TO DO BUSINESS. If Tenant is a corporation or limited partnership, Tenant fails to maintain its right to do business in the State of Texas or fails to pay any applicable annual franchise taxes as and when same become finally due and payable and such failure continues for ten (10) business days after Tenant receives written notice thereof from the State of Texas.

13.106 DISSOLUTION OR LIQUIDATION. If Tenant is a corporation or partnership, Tenant dissolves or liquidates or otherwise fails to maintain its corporate or partnership structure, as applicable.

With respect to the defaults described in subsections 13.103 through 13.105, Landlord shall not be obligated to give Tenant notices of default and Tenant shall have no right to cure such defaults.

SECTION 13.2 REMEDIES OF LANDLORD.

13.201 TERMINATION OF THE lEASE. Upon the occurrence of a default by Tenant hereunder, Landlord may, without judicial process, terminate this Lease by giving written notice thereof to Tenant (whereupon all obligations and liabilities of Landlord hereunder shall terminate) and, without further notice and without liability, repossess the Premises. Landlord shall be entitled to recover all loss and damage Landlord may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise, including without limitation, the following (without duplication of any element of damages):

     (a) accrued Rent to the date of termination and Late Charges, plus interest thereon at the rate established under Section 15.10 below from the date due through the date paid or date of any judgment or award by any court of competent jurisdiction, the unamortized cost of Tenant's Improvements, brokers' fees and commissions, attorneys' fees, moving allowances and any other costs incurred by Landlord in connection with making or executing this Lease, the cost of recovering the Premises and the costs of reletting the Premises (including, without limitation, advertising costs, brokerage fees, leasing commissions, reasonable attorneys' fees and refurbishing costs and other costs in readying the Premises for a new tenant);

     (b) the present value of the Rent (discounted at a rate of interest equal to eight percent [8%] per annum [the "DISCOUNT RATE"]) that would have accrued under this Lease for the balance of the Lease term but for such termination, reduced by the reasonable fair market rental value of the Premises for such balance of the Lease term (determined from the present value of the actual base rents, discounted at the Discount Rate, received and to be received from Landlord's reletting of the Premises or, if the Premises are not relet, the base rents, discounted at the Discount Rate, that would be received from a comparable lease and comparable tenant for a comparable term and taking into account among other things, the condition of the Premises, market conditions and the period of time the Premises may reasonably remain vacant before Landlord is able to re-lease the same to a suitable replacement tenant, it being agreed that Landlord shall have no obligation to relet or attempt to relet the Premises);

     (c) plus any other costs or amounts necessary to compensate Landlord for its damages.

      Notwithstanding the preceding provisions, Tenant shall not be liable for consequential damages incurred by Landlord, save and except for consequential damages incurred by Landlord as a result of Tenant's holdover in the Premises following the expiration or earlier termination of this Lease.

13.202 REPOSSESSION AND RE-ENTRY. Upon the occurrence of a default by Tenant hereunder, Landlord may, without judicial process, immediately terminate Tenant's right of possession of the Premises (whereupon all obligations and liability of Landlord hereunder shall terminate), but not terminate this Lease, and, without notice, demand or liability, enter upon the Premises or any part thereof, take absolute possession of the same, expel or remove Tenant and any other person or entity who may be occupying the Premises and change the locks. If Landlord terminates Tenant's possession of the Premises under this subsection 13.202, (i) Landlord shall have no obligation whatsoever to tender to Tenant a key for new locks installed in the Premises, (ii) Tenant shall have no further right to possession of the Premises and (iii) Landlord shall have no obligation whatsoever to relet or attempt to relet the Premises. Landlord may, however, at its sole option relet the Premises or any part

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


       thereof for such terms and such rents as Landlord may in its sole discretion elect. If Landlord elects to relet the Premises, rent received by Landlord from such reletting shall be applied first, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord (in such order as Landlord shall designate), second, to the payment of any cost of such reletting, including, without limitation, refurbishing costs, reasonable attorneys' fees, advertising costs, brokerage fees and leasing commissions and third, to the payment of Rent due and unpaid hereunder (in such order as Landlord shall designate), and Tenant shall Satisfy and pay to Landlord any deficiency upon demand therefor from time to time. Landlord shall not be responsible or liable for any failure to relet the Premises or any part thereof or for any failure to collect any rent due upon any such reletting. No such re-entry or taking of possession of the Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such termination is given to Tenant pursuant to subsection 13.201 above. If Landlord relets the Premises, either before or after the termination of this Lease, all such rentals received from such lease shall be and remain the exclusive property of Landlord and Tenant shall not be, at any time, entitled to recover any such rental. Landlord may at any time after a reletting elect to terminate this Lease.

13.203 CURE OF DEFAULT. Upon the occurrence of a default hereunder by Tenant, Landlord may, without judicial process and without having any liability therefor, enter upon the Premises and do whatever Tenant is obligated to do under the terms of this Lease and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in effecting compliance with Tenant's obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, whether caused by the negligence of Landlord or otherwise.

13.204 CONTINUING OBLIGATIONS. No repossession of or re-entering upon the Premises or any part thereof pursuant to subsection 13.202 or 13.203 above or otherwise and no reletting of the Premises or any part thereof pursuant to subsection 13.202 above shall relieve Tenant or any Guarantor of its liabilities and obligations hereunder, all of which shall survive such repossession or re-entering. In the event of any such repossession of or re-entering upon the Premises or any part thereof by reason of the occurrence of a default, Tenant will continue to pay to Landlord Rent required to be paid by Tenant.

SECTION 13.3 DEFAULTS BY LANDLORD. Landlord shall be in default under this Lease if and only if Landlord fails to perform any of its obligations hereunder and said failure continues for a period of thirty (30) days after Tenant delivers written notice thereof to Landlord (to each of the addresses required by this Section) and each mortgagee who has a lien against any portion of the Property and whose name and address has been provided to Tenant, provided that if such failure cannot reasonably be cured within said thirty (30) day period, Landlord shall not be in default hereunder if the curative action is commenced within said thirty (30) day period and is thereafter diligently pursued until cured. In no event shall (i) Tenant claim a constructive or actual eviction or that the Premises have become unsuitable hereunder or (ii) a constructive or actual eviction or breach of the implied warranty of suitability be deemed to have occurred under this Lease, prior to the expiration of the notice and cure periods provided under this Section 13.3. Any notice of a failure to perform by Landlord shall be sent to Landlord at the addresses and to the attention of the


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parties set forth in the Basic Lease Provisions. Any notice of a failure to perform by Landlord not sent to Landlord at all addresses and/or to the attention of all parties required under this Section and to each mortgagee who is entitled to notice or not sent in compliance with Article 14 below shall be of no force or effect.

SECTION 13.4 LANDLORD'S LIABILITY.

13.401 TENANT'S RIGHTS IN RESPECT OF LANDLORD DEFAULT. Tenant is granted no contractual right of termination by this Lease, except to the extent and only to the extent set forth in Articles 7 and 8 above. If Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the right, title and interest of Landlord in the Property as the same may then be encumbered and Landlord shall not be liable for any deficiency. If Landlord is found to be in default hereunder by reason of its failure to give a consent that it is required to give hereunder, Tenant's sole remedy will be an action for specific performance or injunction. The foregoing sentence shall in no event be construed as mandatorily requiring Landlord to give consents under this Lease. In no event shall Landlord be liable to Tenant for consequential or special damages by reason of a failure to perform (or a default) by Landlord hereunder or otherwise. In no event shall Tenant have the right to levy execution against any property of Landlord other than its interest in the Property as hereinbefore expressly provided.

13.402 CERTAIN LIMITATIONS ON LANDLORD'S LIABILITY. UNLESS COVERED BY SUBSECTION 7.502 ABOVE OR CAUSED BY LANDLORD'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AND WITHOUT LIMITING THE PROVISIONS OF SECTION 7.4, LANDLORD SHALL NOT BE LIABLE TO TENANT FOR ANY CLAIMS, ACTIONS, DEMANDS, COSTS, EXPENSES, DAMAGE OR LIABILITY OF ANY KIND (i) arising out of the use, occupancy or enjoyment of the Premises by Tenant or any person therein or holding under Tenant or by or through the acts or omissions of any of their respective employees, officers, agents, invitees or contractors, (ii) caused by or arising out of fire, explosion, falling sheetrock, gas, electricity, water, rain, snow or dampness, or leaks in any part of the Premises, (iii) caused by or arising out of damage to the roof, pipes, appliances or plumbing works or any damage to or malfunction of heating, ventilation or air conditioning equipment, (iv) caused by tenants or any persons either in the Premises or elsewhere in the Building (other than Common Areas) or by occupants of property adjacent to the Building or Common Areas or by the public or by the construction of any private, public or quasi-public work or (v) caused by any act, neglect or negligence of Tenant. In no event shall Landlord be liable to Tenant for any loss of or damage to property of Tenant or of others located in the Premises, the Building or any other part of the Property by reason of theft or burglary.

SECTION 13.5 WAIVER OF TEXAS DECEPTIVE TRADE PRACTICES ACT. TENANT HEREBY WAIVES ALL ITS RIGHTS UNDER THE TEXAS DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT, SECTION 17.41 ET. SEQ. OF THE TEXAS BUSINESS AND COMMERCE CODE (THE "DTPA"), A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF TENANT'S OWN SELECTION, TENANT VOLUNTARILY



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CONSENTS TO THIS WAIVER. The foregoing waiver by Tenant shall also be finding on any permitted assign or successor of Tenant under this Lease. The provisions of this Section shall survive any termination of this Lease. Tenant represents to Landlord:

      (a)Tenant is not in a significantly disparate bargaining position with respect to this Lease and the transaction evidenced hereby.

      (b)Tenant is represented by legal counsel in connection wit this Lease.

SECTION 13.6 LANDLORD'S LIEN. Tenant grants to Landlord an express contract lien on and security interest in and to all goods, equipment, furnishings, fixtures, furniture, chattels and personal property of whatever nature owned by Tenant attached or affixed to or used in and about the Premises on the date of this Lease or at any time after the date of this Lease or otherwise located in the Premises and all renewals or replacements or substitutions for any of the foregoing, all building materials and equipment now or hereafter delivered to the Premises and intended to be installed in the Premises and all security deposits and advance rentals under lease agreements on the date of this Lease or at any time after the date of this Lease covering or affecting the Premises and held by or for the benefit of Tenant and all proceeds of the foregoing (including by way of illustration, but not limitation, proceeds of any insurance which may accrue to Tenant by reason of damage or destruction of any such property). On the date this Lease is executed, Tenant shall execute and deliver to Landlord two multiple originals of a financing statement in form sufficient to perfect the security interest granted hereunder. A carbon, photographic or other reproduction of this Lease is sufficient and may be filed as a financing statement. Landlord shall have all the rights and remedies of a secured party under the Texas Business and Commerce Code and this lien and security interest may be foreclosed by process of law. The requirement of reasonable notice prior to any sale under Article 9 of the Texas Business and Commerce Code shall be met if such notice is given in the manner prescribed herein at least ten (10) days before the day of sale. Any sale made pursuant to the provisions of this Section shall be deemed to have been a public sale conducted in a commercially reasonable manner if held in the Premises after the time, place and method of sale and a general description of the types of property to be sold have been advertised for ten (10) consecutive days prior to the date of sale in a daily newspaper published in the county in Texas where the Building is located.

SECTION 13.7 CUMULATIVE REMEDIES. No right or remedy herein conferred upon or reserved to Landlord or Tenant is intended to be exclusive of any other right or remedy set forth herein or otherwise available to Landlord or Tenant at law or in equity and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity or by statute. In addition to the other remedies provided in this Lease and without limiting the preceding sentence, Landlord and Tenant shall be entitled, to the extent permitted by applicable law, to injunctive relief in case of the violation, or attempted or threatened violation, of any of the covenants, agreements, conditions or provisions of this Lease, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Landlord or Tenant, as applicable, at law or in equity.



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

SECTION 13.8 VACATING PREMISES. In the event that Tenant ceases all or substantially all of its business operations in the Premises for a period of more than ninety (90) calendar days, Landlord shall have the right to terminate this Lease by delivering written notice thereof to Tenant.

                              ARTICLE 14--NOTICES

Any notice or communication required or permitted in this Lease shall be given in writing, sent by (a) personal delivery, with proof of delivery, (b) expedited delivery service, with proof of delivery, (c) United States mail, postage prepaid, registered or certified mail, return receipt requested or (d) prepaid telegram (provided that such telegram is confirmed by expedited delivery service or by mail in the manner previously described), addressed as provided in Item 14 of the Basic Lease Provisions and Section 13.3 above or to such other address or to the attention of such other person as shall be designated from time to time in writing by the applicable party and sent in accordance herewith. Notice also may be given by telex or fax, provided each such transmission is confirmed (and such confirmation is supported by documented evidence) as received and further provided a telex or fax number, as the case may be, is set forth in Item 14 of the Basic Lease Provisions. Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or in the case of telegram or telex or fax, upon receipt.

                      ARTICLE 15--MISCELLANEOUS PROVISIONS

SECTION 15.1 BUILDING NAME AND ADDRESS. Tenant shall not, without the written consent of Landlord, use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Premises and in no event shall Tenant acquire any rights in or to such names. Landlord shall have the right at any time to change the name, number or designation by which the Building is known.

SECTION 15.2 SIGNAGE. Tenant shall not inscribe, paint, affix or display any signs, advertisements or notices on or in the Building, except for such tenant identification information as Landlord customarily permits to be included or shown on the directory in the main lobby and adjacent to or on the access door or doors to the Premises. Directory information customarily shown on the directory in the main lobby shall be a Landlord's cost.

SECTION 15.3 NO WAIVER. No waiver by Landlord or by Tenant of any provision of this Lease shall be deemed to be a waiver by either party of any other provision of this Lease. No waiver by Landlord of any breach by Tenant shall be deemed a waiver of any subsequent breach by Tenant of the same or any other provision. No waiver by Tenant of any breach by Landlord shall be deemed a waiver of any subsequent breach by Landlord of the same or any other provision. The failure of Landlord or Tenant to insist at any time upon the strict performance of any covenant or agreement or to exercise any option, right, power or remedy contained in this Lease shall not be construed as a waiver or a relinquishment thereof for the future. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act of Tenant. Tenant's consent to or approval of any act by Landlord requiring Tenant's consent or approval shall not be deemed to render unnecessary the obtaining of Tenant's consent to or approval of any subsequent act of Landlord. No act or thing done by Landlord or Landlord's agents during the term of this Lease shall

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

be deemed an acceptance of a surrender of the Premises, unless done in writing signed by Landlord. The delivery of the keys to any employee or agent of Landlord shall not operate as a termination of this Lease or a surrender of the Premises. The acceptance of any Rent by Landlord following a breach of this Lease by Tenant shall not constitute a waiver by Landlord of such breach or any other breach. The payment of Rent by Tenant following a breach of this Lease by Landlord shall not constitute a waiver by Tenant of any such breach or any other breach. No waiver by Landlord or Tenant of any provision of this Lease shall be deemed to have been made unless such waiver is expressly stated in writing signed by the waiving party. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Rent due under this Lease shall be deemed to be other than on account of the earliest Rent due hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy which may be available to Landlord.

SECTION 15.4 APPLICABLE LAW. This Lease shall be governed by and construed in accordance with the laws of the State of Texas.

SECTION 15.5 COMMON AREAS, SERVICE CORRIDORS AND SERVICE AREAS. "COMMON AREAS" will mean all areas, spaces, facilities and equipment (whether or not located within the Building) made available by Landlord for the common and joint use of Landlord, Tenant and others designated by Landlord using or occupying space in the Building, including but not limited to, tunnels, walkways, sidewalks and driveways necessary for access to the Building, Building lobbies, landscaped areas, public corridors, public rest rooms, Building stairs, elevators open to the public, service elevators (provided that such service elevators shall be available only for tenants of the Building and others designated by Landlord), drinking fountains and any such other areas and facilities, if any, as are designated by Landlord from time to time as Common Areas. Common Areas shall not include the parking areas of the Parking Facilities, and the use of any such parking areas shall be subject to the provisions of EXHIBIT F attached hereto. "SERVICE CORRIDORS" shall mean all loading docks, loading areas and all corridors that are not open to the public but which are available for use by Tenant and others designated by Landlord. "SERVICE AREAS" will refer to areas, spaces, facilities and equipment serving the Building (whether or not located within the Building) but to which Tenant and other occupants of the Building will not have access, including, but not limited to, mechanical, telephone, electrical and similar rooms and air and water refrigeration equipment. Tenant is hereby granted a nonexclusive right to use the Common Areas and Service Corridors during the term of this Lease for their intended purposes, in common with others designated by Landlord, subject to the terms and conditions of this Lease, including, without limitation, the Rules and Regulations. The Building, Common Areas, Service Corridors and Service Areas will be at all times under the exclusive control, management and operation of the Landlord. Tenant agrees and acknowledges that the Premises (whether consisting of less than one floor or consisting of one or more full floors within the Building) do not include, and Landlord hereby expressly reserves for its sole and exclusive use, any and all mechanical, electrical, telephone and similar rooms, janitor closets, elevator, pipe and other vertical shafts and ducts, flues, stairwells, any area above the acoustical ceiling and any other areas not specifically shown on EXHIBIT B as being part of the Premises. Tenant acknowledges that pipes, ducts, conduits, wires and equipment serving other parts of the Building may be located above acoustical ceiling surfaces, below floor surfaces or within walls in the Premises.

SECTION 15.6 SUCCESSORS AND ASSIGNS. Subject to Article 11 hereof, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

SECTION 15.7 BROKERS. Tenant warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the brokers named in Item 10. of the Basic Lease Provisions and that it knows of no other real estate brokers or agents who are or might be entitled to a commission in connection with this Lease. Tenant agrees to indemnify and hold harmless Landlord from and against any liability or claim, whether meritorious or not, arising in respect to brokers and/or agents not so named. Landlord has agreed to pay the fees of the brokers (but only the broker) named in Item 10 of the Basic Lease Provisions to the extent that Landlord has agreed to do so pursuant to a written agreement with such broker.

SECTION 15.8 SEVERABILITY. If any provision of this Lease or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the application of such provisions to other persons or circumstances and the remainder of this Lease shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

SECTION 15.9 EXAMINATION OF LEASE. Submission by Landlord of this instrument to Tenant for examination or signature does not constitute a reservation of or option for lease. This Lease will be effective as a lease or otherwise only upon execution by and delivery to both Landlord and Tenant.

SECTION 15.10 INTEREST ON TENANT'S OBLIGATIONS. Any amount due from Tenant to Landlord which is not paid within thirty (30) days after the date due shall bear interest at the lower of (i) eighteen percent (18%) per annum or (ii) the highest rate from time to time allowed by applicable law, from the date such payment is due until paid, but the payment of such interest shall not excuse or cure the default.

SECTION 15.11 TIME. Time is of the essence in this Lease and in each and all of the provisions hereof. Whenever a period of days is specified in this Lease, such period shall refer to calendar days unless otherwise expressly stated in this Lease.

SECTION 15.12 DEFINED TERMS AND MARGINAL HEADINGS. The words "Landlord" and "Tenant" as used herein shall include the plural as well as singular. If more than one person is named as Tenant, the obligations of such persons are joint and several. The headings and titles to the articles, sections and subsections of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part of this Lease.

SECTION 15.13 AUTHORITY OF TENANT. Tenant and each person signing this Lease on behalf of Tenant represents to Landlord as follows: Tenant, if a corporation, is duly incorporated and legally existing under the laws of the state of its incorporation and is duly qualified to do business in the State of Texas. Tenant, if a partnership or joint venture, is duly organized under the Texas Uniform Partnership Act. Tenant, if a limited partnership, is duly organized under the applicable limited partnership act of the State of Texas or, if organized under the laws of a state other than Texas, is qualified under said Texas limited partnership act. Tenant has all requisite power and all governmental certificates of authority, licenses, permits, qualifications and other documentation to lease the Premises and to carry on its business as now conducted and as contemplated to be conducted. Each person signing on behalf of Tenant is authorized to do so. The foregoing representations in this Section 15.13 shall also apply to any corporation, partnership, joint venture or limited partnership which is a general partner or joint venturer of Tenant. Landlord is duly incorporated and legally existing under the laws of the state of its incorporation and is duly qualified to do business in the State of Texas. Landlord has all requisite power and all governmental certificates of authority, licenses, permits, qualifications and other documentation to operate the Building as now operated and as contemplated to be operated. Each person signing on behalf of Landlord is authorized to do so.

SECTION 15.14 FORCE MAJEURE. Whenever a period of time is herein prescribed for action to be taken by Landlord or Tenant, the party taking the action shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the reasonable control of such party (each of the foregoing is herein referred to as an "event of force majeure" or "force majeure"); provided, however, in no event shall the foregoing apply to the financial obligations of either Landlord or Tenant to the other under this Lease, including Tenant's obligation to pay Basic Annual Rent, Additional Rent or any other amount payable to Landlord hereunder.

SECTION 15.15 RECORDING. This Lease shall not be recorded. However, Landlord shall have the right to record a short form or memorandum hereof, at Landlord's expense, at any time during the term hereof and, if requested, Tenant agrees (without charge to Landlord) to join in the execution thereof.

SECTION 15.16 NO REPRESENTATIONS. Landlord and Landlord's agents have made no warranties, representations or promises (express or implied) with respect to the Premises, the Building or any other part of the Property (including, without limitation, the condition, use or suitability of the Premises, the Building or the Property), except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease.

SECTION 15.17 PARKING. EXHIBIT F attached hereto sets forth the agreements between Landlord and Tenant relating to parking. Parking and delivery areas for all vehicles shall be in accordance with parking regulations established from time to time by Landlord, with which Tenant agrees to conform. Tenant shall only permit parking by its employees, customers and agents of automobiles in appropriate designated parking areas.

SECTION 15.18 ATTORNEYS' FEES. In the event of any legal action or proceeding brought by either party against the other arising out of this Lease, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs incurred in such action (including, without limitation, all costs of appeal) and such amount shall be included in any judgment rendered in such proceeding.

SECTION 15.19 NO LIGHT, AIR OR VIEW EASEMENT. Any diminution or shutting off of light, air or view by any structure which may be erected on the Property or lands adjacent to the Property shall in no way affect this Lease or impose any liability on Landlord (even if Landlord is the adjacent land owner).

SECTION 15.20 RELOCATION. Upon 120 days advance written notice to Tenant (the "RELOCATION NOTICE"), Landlord shall have the right to relocate Tenant to other space in the Building above the 23rd floor of the Building (the "SUBSTITUTE PREMISES") provided the rentable area of such other space is not more than 110% or less than 90% of the rentable area of the Premises, and further provided the ratio of interior space to exterior window space is substantially similar to such ratio for the current premises. Landlord shall pay all reasonable out-of-pocket expenses of any such relocation, including the expenses of moving and construction of improvements substantially similar to the leasehold improvements in the premises as of the date of this lease and other leasehold improvements installed in the premises after the date of this Lease with the written consent of Landlord and prior to the date of the Relocation Notice, subject to the condition that Landlord shall have the right to use all or any of such improvements in connection with the construction of the improvements in the Substitute Premises. In the event of such relocation, this Lease shall continue in full force and effect without any change in the terms or other conditions, except that the Substitute Premises shall be the Premises and an EXHIBIT B showing the Substitute Premises shall be substituted for the EXHIBIT B attached hereto. If requested by Landlord, Tenant shall execute an amendment to this Lease evidencing the foregoing.

SECTION 15.21 SURVIVAL OF INDEMNITIES. Each indemnity agreement and hold harmless agreement contained herein shall survive the expiration or termination of this Lease.

SECTION 15.22 ENTIRE AGREEMENT. This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease and no prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Lease, as of the date first written in this Lease.

                               LANDLORD
                               DALLAS MAIN CENTER LIMITED PARTNERSHIP,

                               a Delaware limited partnership

                               BY: Premisys Real Estate Services, Inc., a Delaware corporation, its duly authorized agent

                                        By:
                                           ---------------------------------
                                        Name:
                                             -------------------------------
                                        Title:
                                              ------------------------------

                               TENANT

                               AMERICAN PHYSICIAN PARTNERS, INC., a
                               Delaware corporation

                               By:
                                  ------------------------------------
                               Name:
                                    ----------------------------------
                               Title:
                                     ---------------------------------

                                   EXHIBIT A

                             LAND LEGAL DESCRIPTION

    This Exhibit is attached to and a part of that certain Lease Agreement dated as of _________________, 199____, executed by and between DALLAS MAIN LIMITED PARTNERSHIP, a Delaware limited partnership, and AMERICAN PHYSICIAN PARTNERS, INC., a Delaware corporation (the "Lease"). Any capitalized term not defined herein shall have the meaning assigned to it in the provisions of the Lease identified as the Basic Lease Provisions or Supplemental Lease Provisions, as applicable. Landlord and Tenant mutually agree that the attached legal description is the legal description of the Land:

                                   EXHIBIT B

                                   FLOOR PLAN

    This Exhibit is attached to and a part of that certain Lease Agreement dated as of ___________________, 199___, executed by and between DALLAS MAIN CENTER LIMITED PARTNERSHIP, a Delaware limited partnership, and AMERICAN PHYSICIAN PARTNERS, INC., a Delaware corporation (the "Lease"). Any capitalized term not defined herein shall have the meaning assigned to it in the provisions of the Lease identified as the Basic Lease Provisions or Supplemental Lease Provisions, as applicable. Landlord and Tenant mutually agree that the attached Floor Plan is the Floor Plan for the Premises:

PREPARER OF LEASE FORM TO ATTACH FLOOR PLAN

                                   EXHIBIT C

              OPERATING COSTS AND EXCLUSIONS FROM OPERATING COSTS

    This Exhibit is attached to and a part of that certain Lease Agreement dated as of , 199 , executed by and between DALLAS MAIN CENTER LIMITED PARTNERSHIP, a Delaware limited partnership, and AMERICAN PHYSICIAN PARTNERS, INC., a Delaware corporation (the "Lease"). Any capitalized term not defined herein shall have the meaning assigned to it in the provisions of the Lease identified as the Basic Lease Provisions or Supplemental Lease Provisions, as applicable.

1. OPERATING COSTS. Operating Costs shall include, but not be limited to, the following (but shall specifically exclude Exclusions from Operating Costs (hereinafter defined)):

        (a) insurance premiums ("INSURANCE PREMIUMS") paid by Landlord to maintain insurance pursuant to this Lease, the costs of which may include (x) an allocation of a reasonable portion of the premium of a blanket insurance policy maintained by Landlord and, (y) in the case of self insurance, the cost which Landlord would have incurred if it had maintained third party insurance instead of self-insurance;

        (b) water, sewer and other utility charges ("UTILITY EXPENSES") that are not Energy Costs;

        (c) service, testing, repairs (including replacement of component parts) and other charges incurred in the operation, maintenance and repair of the elevators and the plumbing, electrical, fire sprinkler, life safety, security, heating, ventilation, mechanical and air conditioning systems;

        (d) Building standard services, including, HVAC, water, elevators, life safety, window cleaning, general cleaning and other janitorial services (including materials, supplies, Building standard light bulbs and ballasts, equipment and tools therefor and rental costs related to any of the foregoing), as well as contracts with third parties to provide same;

        (e)     garbage, trash and waste disposal;

        (f)     tools and supplies costs;

        (g) repair costs (including replacements of components which are not required to be capitalized under GAAP);

        (h) costs of landscaping (indoor and outdoor), including landscape maintenance and sprinkler maintenance costs and rental and supply costs in connection therewith;

        (i)     security and alarm services;

        (j)     license, permit and inspection fees;

        (k) management fees, provided that if Landlord or an Affiliate of Landlord manages the Property, the amount included for management fees will not exceed the management fee typically charged by independent management companies that have capabilities and expertise in the management of properties in the Dallas, Texas central business district similar to the capabilities of Landlord or Landlord's Affiliate;

        (l) Landlord's reasonable overhead and administrative expenses directly attributable to management of the Property;

        (m) wages and related benefits payable to employees, including taxes and insurance relating thereto (at reasonable rates in relationship to the market for comparable employees);

        (n)     accounting services;

        (o) legal services, unless incurred in connection with transfer of the Property, defense on claims asserted against Landlord, enforcement as to tenant defaults or lease negotiations;

        (p) expenses and fees (including attorneys' fees) incurred in contesting the validity or applicability of any governmental enactments which may affect Operating Costs;

        (q) business or excise taxes payable on account of Landlord's ownership or operation of the Property or any portion thereof (excluding any inheritance, estate succession, transfer, gift, franchise, corporation, income or profits tax imposed upon Landlord);

        (r) compliance with any fire safety or other governmental rules, regulations, laws, statutes, ordinances or requirements imposed by any governmental authority or insurance company with respect to the Building;

        (s) the charges assessed against Landlord and /or the Property for any easement maintained for the benefit of the Property or any portion thereof, as well as the charges assessed against the Property pursuant to any contractual covenants or recorded declaration of covenants or the covenants, conditions and restrictions of any other similar instrument affecting the Property;

        (t)     maintaining, painting and repairing existing art work;

        (u) all costs, expenses and fees (including attorneys' and consultants' fees) incurred by Landlord in reviewing, contesting (or negotiating with taxing authorities as to) Real Estate Taxes and other assessments, excises, charges and levies which are otherwise included in Operating Costs; and

        (v) the expense of maintaining, repairing and replacing component parts of the argon lighting system for the Tower.

2. EXCLUSIONS FROM OPERATING COSTS. Notwithstanding any provisions herein to the contrary, "EXCLUSIONS FROM OPERATING COSTS" shall mean (and Operating Costs shall not include) the following costs:

        (a)     Real Estate Taxes;

        (b)     Additional Pass Through Costs;

        (c) Tenant's Share of Variable Operating and Energy Costs Allocable to Some Rentable Area;

        (d) leasing commissions, attorneys' fees, costs and disbursements and other expenses incurred in connection with marketing, leasing, renovating or improving space for tenants or prospective tenants of the Building;

        (e) costs (including permit, license and inspection fees) incurred in renovating or otherwise improving or decorating, painting or redecorating space for tenants or vacant space;

        (f) any of Landlord's costs for which Landlord knowingly provides to another tenant of the Building and for which Landlord is entitled to be reimbursed by such tenant as an additional charge or rental over and above the base annual rent, energy costs, operating costs, common area maintenance costs and additional pass through costs payable under the lease with such tenant or other occupant;

        (g) any depreciation or amortization of the Building or any part thereof, except as expressly permitted herein;

        (h) interest on debt or amortization payments on mortgages, deeds of trust or other debt, except as expressly permitted under the definition of Operating Costs;

        (i) costs which are required to be capitalized, as opposed to expensed, under GAAP;

        (j) costs incurred due to negotiations or disputes with tenants (other than efforts and actions to enforce Building rules and regulations or stop violations that would generally benefit all or substantially all other tenants);

        (k) compensation for employees to the extent such compensation is allocable to the time spent by such employees on other projects;

        (l) income, franchise, death, gift and transfer taxes (as well as penalties, interest and other charges payable as a result of Landlord's delinquent payment thereof, unless such penalties, interest and other charges are the result of Landlord's good faith contest of the amount, validity or applicability of any such taxes);

        (m) costs for which Landlord receives reimbursement (other than in the form of rent) from insurers, condemning authorities, or other tenants;


        (n) expenses incurred in operating the Concourse or any club (social or athletic) located on the Property; and


        (o)     advertising and promotional costs.

                                   EXHIBIT D

                                  WORK LETTER
                                FINISH ALLOWANCE

    This Exhibit is attached to and a part of that certain Lease Agreement dated as of ______________________, 199___, executed by and between DALLAS MAIN CENTER LIMITED PARTNERSHIP, a Delaware limited partnership, and AMERICAN PHYSICIAN PARTNERS, INC., a Delaware corporation (the "Lease"). Any capitalized term not defined herein shall have the meaning assigned to it in the provisions of the Lease identified as the Basic Lease Provisions or Supplemental Lease Provisions, as applicable. Landlord and Tenant mutually agree as follows:

1.      PLANS.

1.1 Space Plan. Landlord and Tenant have agreed to a space plan for the Premises dated ___________, 1996, prepared by _______________. Tenant represents to Landlord that it provided the space planner and/or architect, as applicable, with all information needed to cause compliance with the Disability Acts. TENANT SHALL BE RESPONSIBLE FOR AND SHALL INDEMNIFY AND HOLD HARMLESS LANDLORD FROM AND AGAINST ANY AND ALL CLAIMS, LIABILITIES AND EXPENSES (INCLUDING, WITHOUT LIMITATION REASONABLE ATTORNEYS' FEES AND EXPENSES) INCURRED BY OR ASSERTED AGAINST LANDLORD BY REASON OF OR IN CONNECTION WITH ANY VIOLATION OF THE DISABILITY ACTS ARISING FROM OR OUT OF (x) information or design and space plans furnished to Landlord by Tenant (or the lack of complete and accurate information so furnished) concerning Tenant's Improvements, (y) Tenant's employer-employee obligations, or (z) after the Commencement Date, violations by Tenant and/or Tenant's Improvements or the Premises not being in compliance with the Disability Acts as the result of changes in regulations or law or interpretations thereof not in effect on the Commencement Date. The foregoing indemnity shall not include any claims, liabilities or expenses (including reasonable attorneys' fees and expenses) arising out of the negligence or gross negligence of Landlord or Landlord's employees, agents or contractors. Without limiting the foregoing, if Landlord constructs Tenant's Improvements based on any special requirements or improvements required by Tenant, or upon information furnished by Tenant that later proves to be inaccurate or incomplete resulting in any violation of the Disability Acts, Tenant shall be solely liable to correct such violations and to bring the improvements into compliance with the Disability Acts as promptly as is practicable.


1.2 Changes to Approved Plans. If any re-drawing or re-drafting of either the Space Plan is necessitated by Tenant's requested changes (all of which shall be subject to approval by Landlord and, if applicable, the Texas Department of Licensing & Regulation and any other governmental agency or authority to which the plans and specifications are required to be submitted), the expense of any such re-drawing or re-drafting required in connection therewith and the expense of any work and improvements necessitated by such re-drawing or re-drafting will be charged to Tenant.

2.      CONSTRUCTION AND COSTS OF TENANT'S IMPROVEMENTS.

2.1     Construction Obligation and Finish Allowance.

        (a) Landlord agrees to construct Tenant's Improvements, at Tenant's cost and expense; provided, however, Landlord shall provide Tenant with an allowance up to $1.00 per square foot of Rentable Area in the Premises (the "FINISH ALLOWANCE"), which allowance shall be disbursed by Landlord, from time to time, for payment of (in the following priority) the following costs (collectively referred to as the "PERMITTED COSTS"): (i) the contract sum required to be paid to the general contractor engaged to construct Tenant's Improvements (the "CONTRACT SUM"), (ii) the fees of the preparer of the Construction Plans, and (iii) such other costs related to relocating to or moving into the Premises.

        (b) Title to any equipment, appliances, furnishings or personalty installed in the Premises and purchased with any portion of the Finish Allowance shall pass to Landlord upon payment of the invoice cost thereof and Tenant shall not remove any such equipment, appliances, furnishings or personalty from the Premises without Landlord's express, prior written consent or unless requested by Landlord in connection with the expiration or earlier termination of the Lease.

        (c) "TENANT'S IMPROVEMENTS" are hereby defined to mean the following:

                (a) changing existing hardware in the Premises to Building standard levard hardware;

                (b) cleaning carpets; and

                (c) install demising wall shown on Schedule I attached to this
                    Work Letter.

2.2 Bidding. Within five (5) days after both Landlord and Tenant agree to the Construction Plans, Landlord shall request at least three (3) mutually acceptable contractors authorized to perform work in the Building to bid the construction of Tenant's Improvements under a lump sum contract. Landlord agrees that Tenant shall have the right to participate in the preparation of the bid instructions, attend the bid opening, and clarify and qualify all bids. Tenant shall have three (3) business days after the bid opening within which to accept one of the submitted bids. Tenant shall have the right to required submitters of bids to clarify their bids, if necessary, provided, however, no contractor shall be permitted to deliver clarifications more than three
        (3) business days after bid opening. If Tenant fails to accept one of the submitted bids by the expiration of the third business day following opening of bids, then Tenant shall be deemed to have approved the lowest submitted bid. Landlord and Tenant must approve (or be deemed to have approved) the Contract Sum for the construction of Tenant's Improvements in writing prior to the commencement of construction.

2.3 Excess Costs. If the sum of the Permitted Costs exceeds the Finish Allowance, then Tenant shall pay all such excess costs ("EXCESS COSTS"). Tenant shall remit to Landlord an amount (the "PREPAYMENT") equal to the projected Excess Costs, if any, within five (5) working days after commencement of construction by Landlord. On or prior to the Commencement Date, Tenant shall deliver to Landlord the actual Excess Costs, minus the Prepayment previously paid. Failure by Tenant to timely tender to Landlord the full Prepayment shall permit Landlord to stop all work until the Prepayment is received. All sums due Landlord under this Section 2.3 shall be considered Rent under the terms of the Lease and nonpayment shall constitute a default under the Lease and entitle Landlord to any and all remedies specified in the Lease.

2.4 Liens Arising from Excess Costs. Tenant agrees to keep the Premises free from any liens arising out of nonpayment of Excess Costs. In the event that any such lien is filed and Tenant, within ten (10) days following such filing fails to cause same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it in its sole discretion deems proper, including payment of or defense against the claim giving rise to such lien. All sums paid by Landlord in connection therewith shall constitute Rent under the Lease and a demand obligation of Tenant to Landlord and such obligation shall bear interest at the rate provided for in Section 15.10 of the Supplemental Lease Provisions from the date of payment by Landlord until the date paid by Tenant.

3. DELAYS. Delays in the completion of construction of Tenant's Improvements or in obtaining a certificate of occupancy, if required by the applicable governmental authority, caused by Tenant, Tenant's Contractors (hereinafter defined) or any person, firm or corporation employed by Tenant or Tenant's Contractors shall constitute "TENANT DELAYS". In the event that Tenant's Improvements are not Substantially Complete by the Commencement Date referenced in Item 7 of the Basic Lease Provisions, then the Commencement Date referenced in
        Item 7 shall be amended to be the Adjusted Substantial Completion Date (hereinafter defined) and the Expiration Date referenced in Item 8 of the Basic Lease Provisions shall be adjusted forward by the same number of days as is the Commencement Date, provided, however, if the such adjusted Expiration Date is a day other than the last day of a calendar month, the Expiration Date shall be further adjusted to the last day of the applicable calendar month so that the term of the Lease will be the term set forth in Item 6 of the Basic Lease Provisions. The Adjusted Substantial Completion Date shall be the date Tenant's Improvements are Substantially Complete, adjusted backward, however, by one day for each day of Tenant Delays, if any. The foregoing adjustments in the Commencement Date and the Expiration Date shall be Tenant's sole and exclusive remedy in the event Tenant's Improvements are not Substantially Complete by the initial Commencement Date set forth in
        Item 8 of the Basic Lease Provisions.

4. SUBSTANTIAL COMPLETION AND PUNCH LIST. The terms "SUBSTANTIAL COMPLETION" and "SUBSTANTIALLY COMPLETE", as applicable, shall mean when Tenant's Improvements are sufficiently completed in accordance with the Construction Plans so that Tenant can reasonably use the Premises for the Permitted Use (as described in Item 11 of the Basic Lease Provisions). When Landlord considers Tenant's Improvements to be Substantially Complete, Landlord will notify Tenant and within two (2) business days thereafter, Landlord's representative and Tenant's representative shall conduct a walk-through of the Premises and identify any necessary touch-up work, repairs and minor completion items as are necessary for final completion of Tenant's Improvements. Neither Landlord's representative nor Tenant's representative shall unreasonably withhold his agreement on punch list items. Landlord will use reasonable efforts to cause the contractor to complete all punch list items within thirty (30) days after agreement thereon.

5. TENANT'S CONTRACTORS. If Tenant should desire to enter the Premises or authorize its agent to do so prior to the Commencement Date of the Lease, to perform approved work not requested of the

        Landlord, Landlord shall permit such entry if:

        (a) Tenant shall use only such contractors which Landlord shall approve in its reasonable discretion and Landlord shall have approved the plans to be utilized by Tenant, which approval will not be unreasonably withheld; and

        (b) Tenant, its contractors, workmen, mechanics, engineers, space planners or such others as may enter the Premises (collectively, "TENANT'S CONTRACTORS"), work in harmony with and do not in any way disturb or interfere with Landlord's space planners, architects, engineers, contractors, workmen, mechanics or other agents or independent contractors in the performance of their work (collectively, "LANDLORD'S CONTRACTORS"), it being understood and agreed that if entry of Tenant or Tenant's Contractors would cause, has caused or is causing a material disturbance to Landlord or Landlord's Contractors, then Landlord may, with notice, refuse admittance to Tenant or Tenant's Contractors causing such disturbance; and

        (c) Tenant (notwithstanding the first sentence of subsection 7.201 of the Supplemental Lease Provisions), Tenant's Contractors and other agents shall provide Landlord sufficient evidence that each is covered under such Worker's Compensation, public liability and property damage insurance as Landlord may reasonably request for its protection.

        Landlord shall not be liable for any injury, loss or damage to any of Tenant's installations or decorations made prior to the Commencement Date and not installed by Landlord. Tenant shall indemnify and hold harmless Landlord and Landlord's Contractors from and against any and all costs, expenses, claims, liabilities and causes of action arising out of or in connection with work performed in the Premises by or on behalf of Tenant (but excluding work performed by Landlord or Landlord's Contractors). Landlord is not responsible for the function and maintenance of Tenant's Improvements which are different than Landlord's standard improvements at the Property or improvements, equipment, cabinets or fixtures not installed by Landlord. Such entry by Tenant and Tenant's Contractors pursuant to this Section 5 shall be deemed to be under all of the terms, covenants, provisions and conditions of the Lease except the covenant to pay Rent.

6. CONSTRUCTION REPRESENTATIVES. Landlord's and Tenant's representatives for coordination of construction and approval of change orders will be as follows, provided that either party may change its representative upon written notice to the other:

        LANDLORD'S REPRESENTATIVE:

        NAME             Frank Worman
        ADDRESS          PREMISYS Real Estate Services, Inc.
                         901 Main Street, Suite 4110
                         Dallas, Texas 75202
        PHONE            214/761-6110
        FAX:             214/761-6108

        TENANT'S REPRESENTATIVE:

        NAME             Paul Jolas
        ADDRESS          American Physician Partners, Inc.
                         17304 North Preston Rd., Suite 800
                         Dallas, Texas 75252
        PHONE            214/733-6845
        FAX              214/____________

                                   EXHIBIT E

                       ACCEPTANCE OF PREMISES MEMORANDUM


    This Acceptance of Premises Memorandum is being executed pursuant to that certain Lease Agreement (the "LEASE") dated the _____ day of __________, 19__ , between DALLAS MAIN CENTER LIMITED PARTNERSHIP, a Delaware limited partnership ("LANDLORD"), and AMERICAN PHYSICIAN PARTNERS, INC., a Delaware corporation ("Tenant"), pursuant to which Landlord leased to Tenant and Tenant leased from Landlord certain space in the office building located at 901 Main Street, Dallas, Texas (the "BUILDING"). Landlord and Tenant hereby agree that:


1. Except for the Punch List Items (as shown on the attached Punch List), Landlord has fully completed the construction work required under the terms of the Lease and the Work Letter attached thereto.

2. The Premises are tenantable, Landlord has no further obligation for construction (except with respect to Punch List Items) and Tenant acknowledges that the Building, the Premises and Tenant's Improvements are satisfactory in all respects, except for the Punch List Items and are suitable for the Permitted Use.

3. The Commencement Date of the Lease is the _____ day of __________________________, 19___. If the date set forth in Item 8 of the Basic Lease Provisions is different than the date set forth in the preceding sentence, then Item 8 of the Basic Lease Provisions is hereby amended to be the Commencement Date set forth in the preceding sentence.

4. The Expiration Date of the Lease is the _____ day of _________________________, 19___. If the date set forth in Item 9 of the Basic Lease Provisions is different than the date set forth in the preceding sentence, then Item 9 of the Basic Lease Provisions is hereby amended to be the Expiration Date set forth in the preceding sentence.

5. Tenant acknowledges receipt of the current Rules and Regulations for the Building.

6. Tenant's telephone number at the Premises is ________________________. Tenant's facsimile number at the Premises is
        ___________________________.

7. All capitalized terms not defined herein shall have the meaning assigned to them in the Lease.

Agreed and Executed this ___________ day of ________________________, 19___.


                                    LANDLORD

                                    DALLAS MAIN CENTER LIMITED

                                    PARTNERSHIP, a Delaware limited
                                    partnership,

                                    By:      Premsis Real Estate Services, Inc.
                                              its duly authorized agent

                                             By:
                                                ------------------------------
                                             Name:
                                                  ----------------------------
                                             Title:
                                                   ---------------------------

                                    TENANT

                                    AMERICAN PHYSICIAN PARTNERS, INC.,

                                    a Delaware corporation

                                    By:
                                       ------------------------------
                                    Name:
                                         ----------------------------
                                    Title:
                                          ---------------------------

                                   EXHIBIT F
                            GARAGE PARKING AGREEMENT

    This Exhibit is attached to and a part of that certain Lease Agreement dated as of ___________________, 199___, executed by and between DALLAS MAIN CENTER LIMITED PARTNERSHIP, a Delaware limited partnership, and AMERICAN PHYSICIAN PARTNERS, INC., a Delaware corporation (the "LEASE"). Any capitalized term not defined herein shall have the meaning assigned to it in the provisions of the Lease identified as the Basic Lease Provisions or Supplemental Lease Provisions, as applicable. Landlord and Tenant mutually agree as follows:

1.      PARKING SPACES.

        (a) So long as the Lease of which this Exhibit is a part shall remain in effect, Tenant may rent in the Parking Garage up to a number of parking spaces equal to 1 space per square feet of rentable area from time to time included in the office use portion of the Premises (such spaces, the "PARKING GARAGE SPACES"). The number of Parking Garage Spaces to which Tenant is entitled in respect of the initial Premises is hereby agreed to be eight (8), up to _______ of which Tenant may elect to be reserved.

        (b) Tenant may elect to convert three (3) non-reserved Parking Garage Spaces to one (1) parking space in the Executive Parking Garage. If Tenant makes such election, Tenant shall have the right to reconvert the one parking space in the Executive Parking Garage to three (3) non-reserved Parking Spaces in the Parking Garage.

2. PARKING RENTAL. For each Parking Garage Space used by Tenant, Tenant shall pay rent equal to the market rent from time to time charged by Landlord for parking spaces in the Parking Garage, which market rent is currently $110.00 per month per unreserved space and $157.50 per month per reserved space. Landlord shall give Tenant at least thirty (30) written days' notice of any change in the monthly parking rate for Parking Garage Spaces prior to instituting such new monthly rate. All payments of rent for parking spaces shall be made (i) at the same time as Basic Monthly Rent is due under the Lease and (ii) to Landlord or to such persons (for example but without limitation, the manager of the Parking Garage) as Landlord may direct from time to time.

3. PARKING CARDS. Landlord will provide Tenant with an access card for each parking space to which Tenant is entitled. Parking cards and stickers or any other device or form of identification supplied by Landlord shall remain the property of Landlord and shall not be transferable. There will be a reasonable replacement charge payable by Tenant equal to the amount posted from time to time by Landlord for loss of any magnetic parking card or parking sticker issued by Landlord.

4. VALIDATION. Tenant may validate visitor parking, by such method or methods as Landlord or the Parking Facility operator may approve, at the validation rate from time to time generally applicable to visitor parking. Tenant shall pay Landlord for the parking rent generated through Tenant's validations within thirty (30) days after receiving a written demand therefor. Landlord expressly reserves the right to redesignate parking areas and to modify the parking structure for other uses or to any extent, but in no event will Tenant's parking spaces be reduced by reason of any such redesignation or modification.

5. DAMAGE TO OR CONDEMNATION OF GARAGE. If Landlord fails or is unable to provide any parking space to Tenant in either Parking Facility because of damage or condemnation, such failure or inability shall never be deemed to be a default by Landlord as to permit Tenant to terminate the Lease, either in whole or in part, but Tenant's obligation to pay rent for any such parking space which is not provided by Landlord shall be abated for so long as Tenant does not have the use of such parking space and such abatement shall constitute full settlement of all claims that Tenant might otherwise have against Landlord by reason of such failure or inability to provide Tenant with such parking space.

6. RULES AND REGULATIONS. A condition of any parking shall be compliance by the parker with Parking Facility rules and regulations, including any sticker or other identification system established by Landlord. Parking Facility managers or attendants are not authorized to make or allow any exceptions to these Rules and Regulations. The following rules and regulations are in effect until notice is given to Tenant of any change. Landlord reserves the right to modify and/or adopt such other reasonable and generally applicable rules and regulations for a Parking Facility as it deems necessary for the operation of such Parking Facility.

        (a) Cars must be parked entirely within the stall lines painted on the floor.

        (b)     All directional signs and arrows must be observed.

        (c)     The speed limit shall be five (5) miles per hour.

        (d) Parking is prohibited in areas not striped for parking, aisles, areas where "no parking" signs are posted, in cross hatched areas and in such other areas as may be designated by Landlord or Landlord's agent(s) including, but not limited to, areas designated as "Visitor Parking" or reserved spaces not rented under this Exhibit.

        (e) Every parker is required to park and lock his own car. All responsibility for damage to cars or persons or loss of personal possessions is assumed by the parker.

        (f) Spaces which are designated for small, intermediate or full-sized cars shall be so used. No intermediate or full-size cars shall be parked in parking spaces limited to compact cars.

7. DEFAULT. If Tenant fails to pay the rent for and Parking Garage Space as and when due hereunder and such failure continues for a period of thirty (30) days after Tenant receives written notice of such failure, then, in addition to any other remedies permitted under the Lease, Landlord may terminate Tenant's right to use of such Parking Garage Space or Spaces, as applicable. In addition, if Tenant has an arrangement with any of its employees or other permitted users of its Parking Spaces to pay the rent for the Parking Space used by such employee or other user, (i) such arrangement will in no way affect Tenant's obligation to pay rent for such space as and when due hereunder, and (ii) if Landlord does not receive the rent for the space used by such party more than two (2) times in any 12-month period, then Landlord may prohibit that party from any further use of the Parking Facilities. Landlord may refuse to permit any person who violates the rules to park in the Parking Facilities and any violation of the rules shall subject the car to removal at the car owner's expense. No such refusal or removal shall create any liability on Landlord or be deemed to interfere with Tenant's right to quiet possession of the Premises.

                                   EXHIBIT G

                             RULES AND REGULATIONS

    This Exhibit is attached to and a part of that certain Lease Agreement dated as of _____________________, 199____, executed by and between DALLAS MAIN CENTER LIMITED PARTNERSHIP, a Delaware Limited Partnership and AMERICAN PHYSICIAN PARTNERS, INC., a Delaware corporation (the "Lease"). Any capitalized term not defined herein shall have the meaning assigned to it in the provisions of the Lease identified as the Basic Lease Provisions or Supplemental Lease Provisions, as applicable.

1. Except as specifically provided for in this Lease, no sign, placard, picture, advertisement, name or notice will be inscribed, displayed or printed or affixed on or to any part of the outside or inside of the Building or the Premises without the written consent of Landlord first having been obtained.

2. Any directory of the Building provided by Landlord will be exclusively for the display of the name and location of tenants in the Building, and, subject to Tenant's rights under the Supplemental Lease Provisions, Landlord reserves the right to exclude any other names therefrom and may limit the number of listings per tenant.

3. Tenant will not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises. No awnings or other projections will be attached to the outside walls and roof of the Building without prior written consent of Landlord. No curtains, blinds, shades or screens will be attached to or hung in or used in connection with any window or door of the premises without the prior consent of Landlord.

4. "NORMAL BUSINESS HOURS" for purposes of Landlord's obligation to provide air conditioning (both heating and cooling) will mean 7:00 a.m. to 6:00 p.m. Monday through Friday and 7:00 a.m. to 2:00 p.m. on Saturday except for the following holidays ("RECOGNIZED HOLIDAYS"): New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving and Christmas.

5. The Premises will not be used for the manufacturing or storage of merchandise except as such storage may be incidental to the use of the Premises for the purposes permitted in this Lease. The Premises will not be used for lodging, sleeping or for any illegal purposes.

6. The sidewalks, halls, passages, exits, entrances, elevators and stairways will not be obstructed by any of the tenants or be used by them for any purpose other than for ingress to and egress from their respective leased premises. The halls, passages, exits, entrances, elevators, stairways, terraces and roof are not for the use of the general public, and Landlord will in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, will be prejudicial to the safety, character, reputation and interest of the Building and its tenants, provided that nothing herein contained will be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of business, unless such persons are engaged in illegal activities. No tenant and no employee or invitee of any tenant will go upon the roof of Building.

7. Except as expressly permitted in writing by Landlord, no additional locks or bolts of any kind will be placed upon any of the doors or windows by Tenant, nor will any changes be made to existing locks or the mechanisms thereof. Landlord will furnish two (2) keys for each lock it installs on the Premises without charge to Tenant. Landlord will make a reasonable charge for any additional keys requested by Tenant, and Tenant will not duplicate or obtain keys from any other source. Tenant will upon the termination of the Term of this Lease return to Landlord all keys so issued. Tenant will bear the cost for the replacing or changing of any lock or locks due to any keys issued to Tenant being lost.

8. The toilets and wash basins and other plumbing fixtures will not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags or foreign substances will be thrown therein.

9 No furniture, freight or equipment of any kind will be brought into the Building without the consent of Landlord, and all moving of the same into or out of the Building will be done at such time and in such manner as Landlord will designate. No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators except between such hours and in such elevators that will be designated by Landlord. There will not be used in any space or in the public areas of the Building, either by Tenant or others, any hand trucks except those equipped with rubber tires and side guards.

10. No tenant will make or permit to be used any unseemly or disturbing noises, or disturb or interfere with occupants of this or neighboring buildings or leased premises, whether by the use of any musical instrument, radio, phonograph, unusual noise or in any other way. No tenant will throw anything out of doors or down the passage ways.

11. Tenant will not use or keep in the Premises or the Building any kerosine, gasoline, or any flammable, combustible or explosive fluid, chemical or substance or use any method of heating or air conditioning other than those supplied or approved by Landlord.

12. Tenant will see that the windows and doors of the Premises are closed and securely locked before leaving the Building. No tenant will permit or suffer any windows to be opened in its premises while the air conditioning is in operation except at the direction of Landlord. Tenant must observe strict care and caution that all water facets and other apparatus are entirely shut off before Tenant and Tenant's employees leave the Building, and that all electricity, gas or air conditioning will likewise be carefully shut off so as to prevent waste or damage.

13. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who will in any manner do any act in violation of any of the rules or regulations of the Building.

14. The requirements of Tenant will be attended to only upon application at the office of the Building. Employees of Landlord will not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employees will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

15. No tenant will disturb, solicit or canvass any occupant of the Building, nor will Tenant permit or cause others to do so, and Tenant will cooperate to prevent same by others.

16. No vending machine or machines of any description will be installed, maintained or operated upon the Premises without the written consent of Landlord. Tenant will not permit in the Premises any cooking or the use of apparatus for the preparation of any food or beverages (except for use by Tenant's employees and where the Landlord has approved the installation of cooking facilities as part of Tenant's leasehold improvements), nor the use of any electrical apparatus likely to cause an overload of the electrical circuits.

17. All persons entering and leaving the Building at any time other than during normal business hours will register in the books kept by Landlord at or near the night entrance or entrances, and Landlord will have the right to prevent any persons entering or leaving the Building unless provided with a key to the Premises to which such person seeks entrance, and a pass in a form to be approved by Landlord and provided at Tenant's expense. Any persons found in the Building at such times without such keys or passes will be subject to the surveillance of the employees and agents of Landlord. Landlord will be under no responsibility for failure to enforce this rule.

18. Tenant will not use any janitor closets or telephone or electrical closets for anything other than their originally intended purposes. In the event Tenant will purchase privately owned communications equipment for which telephone closets were not installed in connection with initial occupancy of Tenant, such equipment will not be installed in existing telephone closets.

19. Tenant's right to have heavy furnishings, equipment and files in the Premises will be limited to items weighing less than the load-bearing limits of floors within the Premises as established by Landlord. Heavy items must be placed in locations approved in advance by Landlord. Upon written demand from Landlord, Tenant will promptly remove from the Premises any items which, in the judgment of Landlord, constitute a structural overload on floors within the Premises. If Landlord approves the presence of a heavy item for which reinforcement of the floor or other precautionary measures are necessary, Tenant will bear the entire cost of such reinforcement or other precautionary measures. If the services of a structural engineer are, in the judgment of Landlord, necessary to determine the location for and/or precautionary measures to be taken in connection with any heavy load, Landlord will engage such engineer, but the fees and expenses of such engineer will be paid by Tenant upon demand.

20. Tenant will not, without the prior written consent of Landlord, use the name or any photograph, drawing or other likeness of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Premises, nor will Tenant do or permit anything to be done in connection with Tenant's business or advertising which, in the reasonable judgment of Landlord, might mislead the public as to any apparent connection or relationship between Landlord, the Building and Tenant.

    In the event there is any conflict between these Rules and Regulations and the Supplemental Lease Provisions, the Supplemental Lease Provisions will control.

                                   EXHIBIT H

          ASBESTOS CONTAINING MATERIALS AND OTHER HAZARDOUS SUBSTANCES

    This Exhibit is attached to and a part of that certain Lease Agreement dated as of January 1, 1996, executed by and between DALLAS MAIN CENTER LIMITED PARTNERSHIP, a Delaware limited partnership, and AMERICAN PHYSICIAN PARTNERS, INC., a Delaware corporation ("Lease"). Any capitalized term not defined herein shall have the meaning assigned to it in the provisions of the Lease identified as the Basic Lease Provisions or Supplemental Lease Provisions, as applicable.

(a) A copy of the survey prepared by the independent contractor set forth below (the "HAZARDOUS SUBSTANCE SURVEY") is available for Tenant's inspection at the office of the Landlord. The purpose of the Hazardous Substance Survey is to indicate the presence or absence of hazardous or toxic materials (as defined in the Lease) at the Building based on the present levels or content of said hazardous or toxic materials as presently set by the U.S. Environmental Protection Agency ("EPA") or the U.S. Occupational Safety and Health Administration ("OSHA"). However, Landlord has been advised by the independent contractor that any such presence reflected in the Hazardous Substance Survey identified below does not violate applicable Laws relating to such materials or require removal or controls beyond those already implemented by Landlord. Landlord makes no representations or warranties whatsoever (express or implied) to Tenant regarding: (x) the Hazardous Substance Survey (including, without limitation, the contents, accuracy and/or scope thereof) and Landlord has informed Tenant that said Hazardous Substance Survey is not a comprehensive survey of the Building for all forms of hazardous or toxic materials, including, but not limited to asbestos containing materials ("ACM"), and cannot be relied upon as a representation that there are no other hazardous or toxic materials, including but not limited to asbestos and ACM, at the Premises or Building, whether addressed therein or not; or (y) the presence or absence of other hazardous or toxic materials in, at, or under the Premises or the Building. Tenant (a) shall not rely on and has not relied on the Hazardous Substance Survey, the same having been provided for informational purposes only and (b) acknowledges that Tenant has taken such actions as Tenant deems appropriate to fairly evaluate the Premises and has otherwise satisfied itself that the Premises are acceptable and suitable from an environmental perspective. Tenant shall furnish Landlord with a complete and legible copy of any study, report, test, survey or investigation performed by or on behalf of Tenant at any time involving the Premises and shall fully restore all areas and improvements where samples were taken or work performed and repair all damage resulting from any of the same.

(b) Landlord shall, at its sole expense, have the right to conduct such other surveys of the Building as Landlord shall elect for the purpose of indicating the presence or absence of hazardous or toxic materials at the Building based on the present levels or content of said hazardous or toxic materials as presently set by the EPA or OSHA. In the event that any such additional survey is performed and a copy thereof is delivered to Tenant, such additional survey shall become a part of the Hazardous Substance Survey.

(c) In the event that Landlord ever implements an Operations and Maintenance Program (the "O&M PROGRAM") with respect to any ACM located in the Building, Tenant will be advised of such fact and shall be give the opportunity to review the written document setting forth the O&M Program. To reduce the risk that the ACM, if any, at the Building is improperly disturbed or handled by untrained persons, all maintenance, repairs and/or renovations by Tenant to any area of the Premises or Building shown on the survey reflecting the existence of ACM in the Building must be coordinated with and approved in advance by Landlord. Tenant shall insure and hereby agrees that all contractors and subcontractors engaged by Tenant agree in writing to be bound by and will perform their work subject to the O&M Program. Tenant agrees to cooperate with Landlord in all reasonable procedures or actions necessary for the conduct of the O&M Program.

(d) TENANT SHALL INDEMNIFY AND HOLD LANDLORD HARMLESS FROM AND AGAINST ALL CLAIMS, ACTIONS, LIABILITIES, DAMAGES, LOSSES, INJURIES OR DEATHS IN CONNECTION WITH OR ARISING OUT OF OR FROM ANY INSPECTION, TESTING, SAMPLING OR SIMILAR OR DISSIMILAR ACTIVITY CONDUCTED BY TENANT, TENANT'S AGENTS OR CONTRACTORS AT THE PREMISES OR THE BUILDING FOR HAZARDOUS OR TOXIC MATERIALS, WHETHER UNDER THIS RIDER OR OTHERWISE UNDER OR IN CONNECTION WITH THIS LEASE.


LIST EACH HAZARDOUS SUBSTANCE SURVEY FOR THE PROPERTY PREPARED AT LANDLORD'S REQUEST

CONTRACTOR                                  TITLE OF SURVEY                             DATE OF SURVEY
----------                                  ---------------                             --------------
BCM ENGINEERS                               ASBESTOS BULK SAMPLE
INC.                                        ANALYSIS FOR
                                            NATIONSBANK BUILDING

                                   EXHIBIT I

                         TENANT'S RIGHT OF OPPORTUNITY
                     (BASIC RENT EQUAL TO FAIR MARKET RENT)

    This Rider is attached to and a part of that certain Lease Agreement dated as of ______________________, 199___, executed by and between DALLAS MAIN CENTER LIMITED PARTNERSHIP, a New Jersey corporation and AMERICAN PHYSICIAN PARTNERS, INC., a Delaware corporation (the "LEASE"). Any capitalized term not defined herein shall have the meaning assigned to it in the provisions of the Lease identified as the Basic Lease Provisions or Supplemental Lease Provisions, as applicable. Landlord and Tenant mutually agree as follows:

A. Prior to leasing to a third party any of the portion of the crosshatched area on the 23rd floor of the Building more particularly described in Schedule A attached to this Rider (the "OPPORTUNITY EXPANSION SPACE"), Landlord shall deliver to Tenant a written statement ("Statement") setting forth (a) the name of a prospective tenant interested in all or a portion of the Opportunity Expansion Space and (b) Landlord's determination of the Fair Market Rent for the applicable Opportunity Expansion Space. Tenant shall have five (5) days after receipt of the Statement within which to notify Landlord in writing that it elects to lease the applicable Opportunity Expansion Space (each such written notice is herein referred to as a "Notice"). If Tenant elects to lease the applicable Opportunity Expansion Space within such five (5) day period, then Tenant's election shall be irrevocable and Tenant shall be deemed to have accepted Landlord's determination of the Fair Market Rent. Failure by Tenant to notify Landlord within such five (5) day period shall be deemed an election by Tenant not to lease the applicable Opportunity Expansion Space and Landlord shall have the right to lease such space. If Tenant elects not to lease the applicable Opportunity Expansion Space or fails to elect to lease the applicable Opportunity Expansion Space within such 5-day period, then Tenant's rights under this Exhibit shall be of no further force or effect. Tenant understands and agrees that its rights under this Rider with respect to the portion of the Opportunity Expansion Space shall be subordinate to any expansion any renewal rights granted in a lease executed prior to the date of this Lease.

B. The applicable Opportunity Expansion Space shall be leased to Tenant upon all terms and conditions of this Lease with the following exceptions:

         (a) All Opportunity Expansion Space shall be delivered to Tenant in "as is" condition.

         (b) Basic Annual Rent for the applicable Opportunity Expansion Space will be equal to the Fair Market Rent, which is hereby defined to mean the then prevailing rents similar to the Basic Annual Rent payable by tenants for premises within the Building of equivalent quality, size, and utility as the applicable Opportunity Expansion Space and leased for a term approximately equal to the then remaining term of the Lease. The Fair Market Rent will take into consideration, and Tenant shall be entitled to, only the tenant inducements (inclusive of the finish allowance) agreed to in the transactions considered by Landlord in determining the Fair Market Rent.

         (c) the Basic Monthly Rent for the agreed rentable area of the Opportunity Expansion Space will be equal to one-twelfth (1/12th) of the Basic Annual Rent for the applicable Opportunity Expansion Space.

         (d) The Operating Expenses Stop and Real Estate Taxes Stop for the entire Premises shall each be recalculated based on the rentable area of the Premises following the addition of the applicable Opportunity Expansion Space to the Premises.

         (e) The dates for submission of the initial space plan and construction plans shall be agreed to by Landlord and Tenant within five (5) days after Tenant elects to lease the applicable Opportunity Expansion Space.

         (f) The rent commencement date with respect to the applicable Opportunity Expansion Space shall be the earlier to occur of
                  (x) substantial completion of the tenant improvements to be installed in such space and (y) thirty days (30) days after the date Landlord delivers to Tenant the initial space plan for the applicable Opportunity Expansion Space (the date determined pursuant to this clause (y), the "SCHEDULED RENT COMMENCEMENT DATE"), provided, however, such Scheduled Rent Commencement Date shall be subject to adjustment to the same extent that the Commencement Date for the initial Premises is subject to adjustment under Section 3 of the Work Letter.

         (g) Tenant shall have no right to occupy any portion of the Opportunity Expansion Space prior to the applicable Scheduled Rent Commencement Date and in no event shall Tenant occupy any Opportunity Expansion Space prior to (i) Substantial Completion of the leasehold improvements being constructed in the applicable Opportunity Expansion Space, (ii) issuance of a certificate of completion or other document or permit issued by the applicable governmental authority authorizing Tenant's occupancy of the applicable Opportunity Expansion Space and (iii) Landlord's receipt of an Acceptance of Premises Memorandum covering the applicable Opportunity Expansion Space executed by Tenant.

C. Within fifteen (15) days after Landlord's receipt of a Notice, Tenant and Landlord will enter into a work letter substantially in the form of Exhibit D attached to the Lease, provided that such form shall be amended to (i) set forth provisions for preparation of constrution drawings and approval dates thereof, (ii) amend the finish allowance to be the amount of finish allowance, if any, considered in calculating the Fair Market Rent and (iii) provide for such other matters as are necessary to reflect the agreements of the parties with respect to the finish out of the applicable Opportunity Expansion Space. Pursuant to the work letter, Landlord shall construct or cause to be constructed improvements in the applicable Opportunity Expansion Space in substantial accordance with construction plans agreed to by Landlord and Tenant.

D. Upon substantial completion of the applicable Opportunity Expansion Space improvements, Landlord and Tenant shall execute an Acceptance of Premises Memorandum in substantially the form of Exhibit E attached to the Lease. If Tenant occupies any Opportunity Expansion Space without executing the Acceptance of Premises Memorandum, Tenant shall be deemed to have accepted such Opportunity Expansion Space for all purposes.



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

E. Within fifteen (15) days after Landlord's receipt of a Notice, Landlord and Tenant will enter into an amendment to this Lease reflecting (i) the addition of the applicable Opportunity Expansion Space to the Premises, (ii) the increase in Basic Annual Rent and Additional Rent payable under this Lease, (iii) the increase in Tenant's Building Expense Percentage and (iv) such other amendments as are necessary.

F. Notwithstanding any other provision or inference herein to the contrary, Tenant's rights and Landlord's obligations under this Rider shall expire and be of no further force or effect on the earliest of
         (i) the expiration or earlier termination of the initial term of this Lease, (ii) an assignment of this Lease by Tenant or (iii) the last day of the fourth (4th) Lease Year.


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